Exhibit 10.4

Die deutsche Version der Anleihebedingungen ist allein rechtsverbindlich. Die englische Übersetzung dient lediglich der Information.	The German version of the Terms and Conditions the only legally binding version. The English translation is for convenience only.

§ 1	§ 1
Allgemeines	General Provisions

(1) Nennbetrag und Stückelung. Infineon Technologies Holding B.V., Rotterdam, eine nach niederländischem Recht gegründete Gesellschaft mit beschränkter Haftung (besloten vennootschap met beperkte aansprakelijkheid) (die Anleiheschuldnerin), begibt Garantierte Nachrangige Wandelschuldverschreibungen im Gesamtnennbetrag von
(1) Principal Amount and Denomination. Infineon Technologies Holding B.V., Rotterdam, a company incorporated with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands (the Issuer) issues Guaranteed Subordinated Convertible Bonds in the aggregate principal amount of

€ 195.600.000	€ 195,600,000
(in Worten: Euro einhundertfünfundneunzig Millionen sechshundert Tausend),	(in words: euro one hundred ninety five million six hundred thousand)

eingeteilt in untereinander gleichberechtigte, auf den Inhaber lautende Teilschuldverschreibungen (die Schuldverschreibungen) im Nennbetrag von je € 50.000 (der Nennbetrag).	divided into Bonds in bearer form with a nominal amount of € 50,000 (the Principal Amount) each, which rank pari passu among themselves (the Bonds).

(2) Verbriefung. Die Schuldverschreibungen werden durch eine auf den Inhaber lautende Globalurkunde (die Globalurkunde) ohne Zinsscheine verbrieft. Die Globalurkunde wird bei Clearstream Banking AG, Frankfurt (Clearstream, Frankfurt oder das Clearing System) hinterlegt. Die Globalurkunde trägt die eigenhändigen Unterschriften zweier für die Anleiheschuldnerin vertretungsberechtigter Personen und ist von der Zahlstelle (§ 17(1)) oder in deren Namen mit einer Kontrollunterschrift versehen. Effektive Schuldverschreibungen und Zinsscheine werden nicht ausgegeben.
(2) Form. The Bonds are initially represented by a global Bond (the Global Bond) in bearer form without interest coupons. The Global Bond will be deposited with Clearstream Banking AG, Frankfurt (Clearstream, Frankfurt or the Clearing System). The Global Bond shall be manually signed by two authorized representatives of the Issuer and manually authenticated by or on behalf of the Paying Agent (§ 17(1)). Definitive certificates representing individual Bonds and interest coupons shall not be issued.

(3) Effektengiro. Gemäß Vertrag vom 19. Mai 2009 zwischen der Anleiheschuldnerin und Clearstream, Frankfurt hat die Anleiheschuldnerin Clearstream, Frankfurt als Effektengiro-Registrar bezüglich der Schuldverschreibungen bestellt and sich verpflichtet, ein Register über die jeweilige Gesamtzahl der durch die Globalurkunde verbrieften Schuldverschreibungen unter dem Namen von Clearstream, Frankfurt zu führen. Clearstream, Frankfurt hat zugesagt, als Beauftragte der Anleiheschuldnerin in den Büchern der Clearstream, Frankfurt Aufzeichnungen über die auf den Konten der Clearstream, Frankfurt-Kontoinhaber zugunsten der Inhaber der Miteigentumsanteile an den durch diese Globalurkunde verbrieften Schuldverschreibungen zu führen. Die Anleiheschuldnerin and Clearstream, Frankfurt haben ferner zu Gunsten der Inhaber der Miteigentumsanteile an den Schuldverschreibungen vereinbart, dass sich die tatsachliche Zahl der Schuldverschreibungen, die jeweils verbrieft sind, aus den Unterlagen von Clearstream, Frankfurt ergibt.
(3) Book-Entry. Pursuant to an agreement dated 19 May 2009 between the Issuer and Clearstream, Frankfurt, the Issuer has appointed Clearstream, Frankfurt as its book-entry registrar in respect of the Bonds and agreed to maintain a register showing the aggregate number of the Bonds represented by the Global Bond under the name of Clearstream, Frankfurt. Clearstream, Frankfurt has agreed, as agent of the Issuer, to maintain records of the Bonds credited to the accounts of the accountholders of Clearstream, Frankfurt for the benefit of the Bondholders of the co-ownership interests in the Bonds represented by the Global Bond. The Issuer and Clearstream, Frankfurt have agreed, for the benefit of the Bondholders of co-ownership interests in the Bonds, that the actual number of Bonds from time to time will be evidenced by the records of Clearstream, Frankfurt.

(4) Verwahrung. Die Globalurkunde wird solange von oder im Namen des Clearingsystems verwahrt, bis sämtliche Verbindlichkeiten der Anleiheschuldnerin aus den Schuldverschreibungen erfüllt sind.	(4) Custody. The Global Bond will be kept in custody by or on behalf of the Clearing System until all obligations of the Issuer under the Bonds have been satisfied.

(5) Anleihegläubiger. Den Inhabern von Schuldverschreibungen (Anleihegläubiger) stehen Miteigentumsanteile oder Rechte an der Globalurkunde zu, die nach Maßgabe des anwendbaren Rechts and der Regeln und Bestimmungen des Clearingsystems übertragen werden können.
(5) Bondholders. The Bondholders of Bonds (Bondholders) will receive co-ownership participations or rights in the Global Bond, which are transferable in accordance with applicable law and the rules and regulations of the Clearing System.

§ 2	§ 2
Status, Garantie	Status, Guarantee

(1) Status. Die Schuldverschreibungen begründen, mit Ausnahme jeglicher Zinszahlungen auf die Schuldverschreibungen, nicht besicherte (abgesehen von der Garantie gemäß § 13(1)), nachrangige Verbindlichkeiten der Anleiheschuldnerin, die untereinander im Rang gleich stehen und im Falle der Liquidation, der Auflösung oder der Insolvenz der Anleiheschuldnerin oder eines Vergleichs oder eines anderen, der Abwendung der Insolvenz der Anleiheschuldnerin dienenden Verfahrens nachrangig sind gegenüber allen anderen bestehenden and zukünftigen nicht nachrangigen Verbindlichkeiten der Anleiheschuldnerin im gleichen Rang stehen bzw. stehen werden, soweit zwingende gesetzliche Bestimmungen nichts anderes vorschreiben, so dass Zahlungen auf die Schuldverschreibungen erst dann erfolgen, wenn die Ansprüche aller nicht nachrangigen Gläubiger der Anleiheschuldnerin vollständig befriedigt sind, die Ansprüchen aus den Schuldverschreibungen vorgehen.
(1) Status. The obligations of the Issuer under the Bonds constitute, except for any and all interest payments, unsecured (other than the Guarantee pursuant to § 13(1)) and subordinated obligations of the Issuer ranking pari passu among themselves and in the event of the liquidation, dissolution, insolvency, composition or other proceedings for the avoidance of insolvency of the Issuer rank junior to all present and future unsubordinated obligations of the Issuer, except as otherwise required by mandatory statutory law, so that in any such event no amounts shall be payable in respect of the Bonds until the claims of all unsubordinated creditors of the Issuer which rank senior to the claims under the Bonds shall have first been satisfied in full.

In Bezug auf jegliche Zinszahlungen auf die Schuldverschreibungen begründen die Verpflichtungen der Anleiheschuldnerin unter den Schuldverschreibungen nicht nachrangige Verbindlichkeiten der Anleiheschuldnerin, die nach Maßgabe des § 13(2) zugunsten der Anleihegläubiger besichert sind, und die mit allen anderen nicht nachrangigen Verbindlichkeiten der Anleiheschuldnerin gleichrangig sind mit Ausnahme von Verbindlichkeiten, die nach geltenden Rechtsvorschriften vorrangig sind.
With regard to any and all interest payments under the Bonds, the obligations of the Issuer under the Bonds constitute direct and unsubordinated obligations of the Issuer, which are secured for the benefit of the Bondholders by the security referred to in § 13(2) below, and rank pari passu without any preference among themselves and at least pari passu with all other unsubordinated obligations of the Issuer, except as otherwise required by mandatory statutory law.

Kein Anleihegläubiger ist berechtigt, Forderungen aus den Schuldverschreibungen gegen Forderungen der Anleiheschuldnerin aufzurechnen. Die Anleiheschuldnerin ist nicht berechtigt, Forderungen gegenüber Anleihegläubigern gegen Verpflichtungen aus den Schuldverschreibungen aufzurechnen.
No Bondholder may set-off any claims arising under the Bonds against any claims that the Issuer may have against it. The Issuer may not set-off any claims it may have against the Bondholders against any of its obligations under the Bonds.

(2) Auflösende Bedingung. Die in § 2(1) geregelte Nachrangigkeit der Verpflichtungen der Anleiheschuldnerin aus jeder Schuldverschreibung ist auflösend bedingt durch die Wandlung und endet in Bezug auf die gewandelten Schuldverschreibungen mit Ablauf des Tages, der dem betreffenden Tag der Wandlung unmittelbar vorausgeht, mit Wirkung ab dem Tag der Ausgabe der Schuldverschreibungen. Die Nachrangigkeit darf die Ausübung des Wandlungsrechts oder die Pflichtwandlung auf der Grundlage des § 194 Abs. l S. 2 AktG nicht beeinträchtigen.
(2) Condition Subsequent. The subordination of the obligations of the Issuer under each Bond as specified in § 2(1) shall be subject to the condition subsequent (auflösende Bedingung) of the conversion of the Bonds and terminate, with respect of the converted Bonds, with effect as of the date of issue of the Bonds at the end of the day immediately preceding the relevant date of conversion. The exercise of the conversion right in accordance with § 194(1) sentence 2 of the German Stock Corporation Act (Aktiengesetz) shall not be affected by the subordination.

(3) Negativverpflichtung. Solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, zu dem sämtliche nach diesen Anleihebedingungen an die Anleihegläubiger zahlbaren Beträge der Zahlstelle (§ 17(1)) zur Verfügung gestellt und alle sich aus § 7 ergebenden Pflichten erfüllt wurden, verpflichtet sich die Anleiheschuldnerin, für nachrangige Kapitalmarktverbindlichkeiten, einschließlich dafür übernommener Garantien und anderer Gewährleistungen, keine Sicherheiten an ihrem Vermögen zu bestellen, ohne dass die Anleihegläubiger zur gleichen Zeit und im gleichen Rang anteilig an dieser Sicherheit teilnehmen. Die Verpflichtung nach Satz 1 findet keine Anwendung auf eine Sicherheit, die (i) nach dem anzuwendenden Recht zwingend notwendig sind, oder (ii) als Voraussetzung einer staatlichen Genehmigung erforderlich ist, oder (iii) von der Anleiheschuldnerin an Forderungen bestellt werden, die der Anleiheschuldnerin aufgrund der Weiterleitung des Erlöses aus der Begebung von Schuldverschreibungen
(3) Negative Pledge. So long as any Bonds shall remain outstanding, but only up to the time at which all amounts payable to the Bondholders under the Bond in accordance with these Terms and Conditions have been placed at the disposal of the Paying Agent (§ 17(1)) and all obligations pursuant to § 7 have been fulfilled, the Issuer undertakes not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Bondholders share equally and ratably in such security. The undertaking pursuant to sentence 1 shall not apply to a security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals or (iii) provided by the Issuer over any claims of the Issuer against any of its consolidated subsidiaries or any third party, which claims exist now or arise at any time in the future, as a result of the passing

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gegen eine ihrer konsolidierten Tochtergesellschaften oder einen Dritten gegenwärtig oder zukünftig zustehen, sofern diese Sicherheiten der Besicherung der Ansprüche aus den jeweiligen Schuldverschreibungen dienen. Eine nach Satz 1 zu leistende Sicherheit kann auch zugunsten eines Treuhänders der Anleihegläubiger bestellt werden.
on of the proceeds from the sale by the Issuer of any Bonds, provided that any such security serves to secure obligations under such Bonds of the Issuer. Any security which is to be provided pursuant to sentence 1 may also be provided to a person acting as trustee for the Bondholders.

Die Verpflichtung nach Satz 1 dieses § 2(3) findet keine Anwendung auf eine Sicherheit, die von der Anleiheschuldnerin an gegenwärtigen oder zukünftigen Forderungen der Anleiheschuldnerin gegen die Garantin bestellt wird oder bestellt worden ist, die aus der Weiterleitung als Darlehen des Erlöses aus der Begebung von Wertpapieren, die in Aktien der Garantin gewandelt oder umgetauscht werden können, durch die Anleiheschuldnerin entstehen oder entstanden sind, sofern diese Sicherheit der Besicherung der Ansprüche aus den jeweiligen Wertpapieren dient.
The undertaking pursuant to sentence 1 of this § 2(3) shall not apply to any security that has been or will be provided by the Issuer over any present or future claims of the Issuer against the Guarantor arising from the onlending of the proceeds from the issuance by the Issuer of any securities that are convertible or exchangeable into shares of the Guarantor, provided that any such security serves to secure obligations under such securities.

(4) Kapitalmarktverbindlichkeiten. Kapitalmarktverbindlichkeiten im Sinne dieser Anleihebedingungen bedeutet jede Verbindlichkeit, Geldbeträge zurückzuzahlen, die im Wege der Ausgabe von Schuldverschreibungen oder anderer Wertpapiere, die an einer Börse oder an einem anderen organisierten Markt zum Handel zugelassen oder gehandelt werden können, aufgenommen wurden; ausgenommen hiervon sind außerbilanzielle Vermögensgegenstände und Verbindlichkeiten.
(4) Capital Market Indebtedness. For the purpose of these Terms and Conditions Capital Market Indebtedness means any obligation to repay money that is borrowed through the issuance of Bonds, Bonds or other debt securities which are capable of being listed or traded on a stock exchange or other recognized securities market; except any off-balance sheet assets and obligations.

§ 3	§ 3
Verzinsung	Interest

(1) Zinssatz. Die Schuldverschreibungen werden ab einschließlich dem 26. Mai 2009 (der Ausgabetag) mit jährlich 7,50% auf ihren Nennbetrag verzinst. Die Zinsen sind halbjährlich nachträglich am 26. November und 26. Mai eines jeden Jahres (jeweils ein Zinszahlungstag) zahlbar, erstmals am 26. November 2009. Letzter Zinszahlungstag ist der Endfälligkeitstermin (§ 4(1)) (sofern nicht die Schuldverschreibungen zuvor zurückgezahlt, gewandelt oder zurückgekauft und entwertet wurden). Die Verzinsung der Schuldverschreibungen endet mit Beginn des Tages, an dem die Schuldverschreibungen zur Rückzahlung fällig werden. Im Falle der Ausübung des Wandlungsrechtes (§ 7(1)) hinsichtlich einer Schuldverschreibung endet die Verzinsung dieser Schuldverschreibung (in allen Fällen außer § 9(6)) mit Ablauf des Tages, der dem letzten Zinszahlungstag vor dem Ausübungstag (§ 8(4)) unmittelbar vorausgeht, bzw., sofern es bis dahin keinen Zinszahlungstag gegeben hat, am Ausgabetag.
(1) Interest Rate. The Bonds shall bear interest on their Principal Amount at the rate of 7.50% per annum from and including 26 May 2009 (the Interest Commencement Date). Interest shall be payable semi-annually in arrears on 26 November and 26 May of each year (each an Interest Payment Date), commencing on 26 November 2009. The last Interest Payment Date shall be the Maturity Date (as defined in § 4(1)) unless the Bonds have previously been redeemed, converted or repurchased and cancelled. Interest shall cease to accrue as of the beginning of the day on which the Bonds become due for redemption. In the event of an exercise of the Conversion Right (as defined in (§ 7(1)) in respect of any Bond, interest shall cease to accrue on such Bond (in all cases other than § 9(6)) as of the end of the day immediately preceding the last Interest Payment Date prior to the Conversion Date (as defined in § 8(4)), or, if there was no Interest Payment Date, the Issue Date.

(2) Verzug. Sofern die Anleiheschuldnerin die Schuldverschreibungen nicht bei Fälligkeit zurückzahlt, fallen vom Zahlungstag (einschließlich) bis zum Tag der tatsächlichen Rückzahlung der Schuldverschreibungen (ausschließlich) Zinsen in Höhe des gesetzlich festgelegten Satzes für Verzugszinsen auf den Nennbetrag an.
(2) Late Payments of Principal. Should the Issuer fail to redeem the Bonds when due, interest shall continue to accrue at the default rate of interest established by law on their Principal Amount from the payment date (inclusive) until (but not including) the date of actual redemption of the Bonds.

(3) Zinstagequotient. Sind Zinsen für einen Zeitraum zu berechnen, der kürzer als eine Zinsperiode ist oder einer Zinsperiode entspricht, so werden die Zinsen auf der Grundlage der tatsächlichen Anzahl der Tage in dem jeweiligen Zeitraum ab dem ersten Tag des jeweiligen Zeitraums (einschließlich) bis zu dem letzten Tag des jeweiligen Zeitraums (ausschließlich) berechnet, geteilt durch das Produkt aus (x) der Anzahl der Tage in der Zinsperiode, in die
(3) Day Count Fraction. Where interest is to be calculated in respect of a period which is shorter than or equal to an Interest Period, the interest will be calculated on the basis of the actual number of days elapsed in the relevant period, from and including the first date in the relevant period to but excluding the last date of the relevant period, divided by the product of (x) the actual number of days in the Interest Period in which the relevant

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der jeweilige Zeitraum fällt (einschließlich des ersten Tages der betroffenen Zinsperiode, aber ausschließlich des letzten Tages der betroffenen Zinsperiode) und (y) der Anzahl von Zinsperioden, die normalerweise in einem Jahr enden.
period falls (including the first such day of the relevant Interest Period but excluding the last day of the relevant Interest Period) and (y) the number of Interest Periods normally ending in any year.

Zinsperiode bezeichnet jeden Zeitraum ab dem Zinslaufbeginn (einschließlich) bis zum ersten Zinszahlungstag (ausschließlich) und nachfolgend ab jedem Zinszahlungstag (einschließlich) bis zum dem jeweils nächstfolgenden Zinszahlungstag (ausschließlich).
Interest Period means each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and thereafter from including each Interest Payment Date to but excluding the next following Interest Payment Date.

§ 4	§ 4
Endfälligkeit, Rückkauf, Vorzeitige Rückzahlung	Maturity, Repurchases, Early Redemption

(1) Tilgung durch Zahlung eines Geldbetrages. Die Anleiheschuldnerin wird am 26. Mai 2014 (dem Endfälligkeitstermin) die Schuldverschreibungen durch Zahlung eines Geldbetrages in Höhe des Nennbetrages zuzüglich der bis zum Endfälligkeitstermin (ausschließlich) angefallenen Zinsen tilgen, sofern nicht die jeweilige Schuldverschreibung vorher zurückgezahlt, gewandelt oder zurückerworben und entwertet worden ist.
(1) Redemption at Maturity for Cash. The Issuer shall redeem the Bonds at their Principal Amount together with interest accrued thereon until (but not including) the date of such redemption on 26 May 2014 (the Maturity Date), unless they have previously been redeemed, converted or repurchased and cancelled.

(2) Rückkauf. Die Anleiheschuldnerin und/oder Infineon Technologies AG, Neubiberg (Infineon Technologies AG oder Garantin) und/oder ein mit diesen im Sinne des § 15 AktG verbundenes Unternehmen sind berechtigt, jederzeit Schuldverschreibungen im Markt oder auf andere Weise zu kaufen.
(2) Repurchase. The Issuer and/or Infineon Technologies AG, Neubiberg (Infineon Technologies AG or the Guarantor), and/or any of their affiliates within the meaning of § 15 German Stock Corporation Act (Aktiengesetz) shall be entitled at any time to purchase Bonds in the market or otherwise.

Schuldverschreibungen, die die Garantin oder eines ihrer verbundenen Unternehmen gekauft haben, können entwertet oder (mit Ausnahme der Garantin) gehalten und wiederveräußert werden.	Any Bond purchased by the Guarantor or any of its affiliates may be surrendered for cancellation or (with the exception of the Guarantor) held and resold.

(3) Recht der Anleiheschuldnerin zur vorzeitigen Rückzahlung wegen des Aktienkurses. Die Anleiheschuldnerin ist berechtigt, die Schuldverschreibungen insgesamt, jedoch nicht teilweise, durch Bekanntmachung gemäß § 18 mit einer Frist von nicht weniger als 20 und nicht mehr als 40 Tagen zur vorzeitigen Rückzahlung zu ihrem Nennbetrag zuzüglich aufgelaufener Zinsen zu kündigen. Voraussetzung einer solchen Kündigung ist, dass der Schlusskurs in XETRA an mindestens 15 Handelstagen innerhalb eines Zeitraums von 30 aufeinander folgenden Handelstagen, beginnend an oder nach dem 26. November 2011 multipliziert mit dem an diesen Handelstagen jeweils geltenden Wandlungsverhältnisses mindestens 150 % des Nennbetrags beträgt.
(3) Early Redemption at the Option of the Issuer for Reasons of the Share Price. The Issuer may, at its option, on giving not less than 20 nor more than 40 days’ prior notice in accordance with § 18, redeem all but not some only of the outstanding Bonds at their Principal Amount plus accrued interest. However, such notice may only be given, if the closing price on XETRA on not less than 15 Trading Days during a period of 30 consecutive Trading Days, commencing on or after 26 November 2011, multiplied by the then applicable Conversion Ratio as at each such Trading Day is equal to or exceeds 150 per cent. of the Principal Amount.

Die Kündigung zur vorzeitigen Rückzahlung kann nur innerhalb von fünf Geschäftstagen nach dem letzten Tag des im vorstehenden Absatz, Satz 2 genannten Zeitraums erklärt werden.	The notice of early redemption may only be given within five Business Days after the last day of the period mentioned in the preceding paragraph, sentence 2.

Die Bekanntmachung der Kündigung ist unwiderruflich und hat den Wahl-Rückzahlungstag sowie die Tatsachen anzugeben, die das Kündigungsrecht der Anleiheschuldnerin begründen. Der Wahl-Rückzahlungstag darf nicht später als vier Geschäftstage nach dem letzten Tag des Wandlungszeitraums liegen.
The notice of early redemption is irrevocable and must state the Call Redemption Date and the facts which establish the right of the Issuer to redeem the Bonds. The Call Redemption Date will not occur later than four Business Days following the last day of the Conversion Period.

Wahl-Rückzahlungstag bezeichnet den von der Anleiheschuldnerin in der Bekanntmachung der Kündigung für die Rückzahlung festgelegten Tag.	Call Redemption Date means the date fixed for redemption in the Issuer’s notice of early redemption.

Fällt der Wahl-Rückzahlungstag in einen Ausschlusszeitraum, so ist Wahl-Rückzahlungstag der Tag, der sechs Geschäftstage nach dem Ende des betreffenden Ausschlusszeitraums liegt.	If the Call Redemption Date falls within an Excluded Period, then the Call Redemption Date will be the day falling six Business Days after the end of such Excluded Period.

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(4) Recht der Anleiheschuldnerin zur vorzeitigen Rückzahlung wegen eines geringfügigen ausstehenden Nennbetrages. Wenn zu irgendeinem Zeitpunkt der auf die Schuldverschreibungen ausstehende Gesamtnennbetrag (einschließlich solcher ausstehender Schuldverschreibungen, die gemäß § 19 begeben wurden) unter €39.120.000,00 Gesamtnennbetrag (einschließlich solcher Schuldverschreibungen, die gemäß § 19 begeben wurden) fällt, ist die Anleiheschuldnerin berechtigt, durch Bekanntmachung gemäß § 18 mit einer Frist von mindestens 30 und höchstens 60 Tagen, die verbliebenen Schuldverschreibungen insgesamt, jedoch nicht teilweise, zu ihrem Nennbetrag zuzüglich der bis zum Tag der Tilgung (ausschließlich) aufgelaufenen Zinsen zurückzuzahlen. Die Bekanntmachung ist unwiderruflich und hat den Tag der vorzeitigen Rückzahlung zu bestimmen.
(4) Early Redemption at the Option of the Issuer for Reasons of Minimal Outstanding Principal Amount. If at any time the aggregate principal amount of Bonds outstanding (including any Bonds outstanding pursuant to § 19) falls below €39,120,000.00 in aggregate principal amount (including any Bonds issued pursuant to § 19), the Issuer is entitled, by giving not less than 30 nor more than 60 days’ notice by publication in accordance with § 18, to redeem the remaining Bonds in whole, but not in part, at their Principal Amount together with interest accrued thereon until (but not including) the date of redemption. Such notice will be irrevocable and shall state the date of early redemption.

§ 5	§ 5
Währung; Zahlungen	Currency; Payments

(1) Währung. Sämtliche Zahlungen auf die Schuldverschreibungen, einschließlich gegebenenfalls zu zahlender Beträge gemäß § 4 und § 9(2), werden in Euro geleistet.	(1) Currency. All payments on the Bonds including amounts payable pursuant to § 4 and § 9(2) shall be made in euro.

(2) Zahlungen von Kapital und Zinsen. Zahlungen von Kapital und Zinsen und sonstigen, von der Anleiheschuldnerin zu leistenden Zahlungen auf die Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (§ 5(4)) an die Zahlstelle (§ 17(1)) zur Weiterleitung an das Clearing System oder dessen Order in Euro zwecks Gutschrift auf den Konten der jeweiligen Kontoinhaber bei dem Clearing System. Zahlungen der Anleiheschuldnerin oder der Garantin an das Clearing System oder an dessen Order befreien die Anleiheschuldnerin und die Garantin in Höhe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen und der Garantie (§ 13(1)).
(2) Payments of Principal and Interest. Payments of principal of, and interest and any other payments to be made by the Issuer on, the Bonds shall be made on the relevant payment date (§ 5(4)) to the Paying Agent (§ 17(1)) for onpayment to the Clearing System or to its order in euro for credit to the respective accountholders of the Clearing System. All payments made by the Issuer or the Guarantor to the Clearing System or to its order shall discharge the liability of the Issuer or the Guarantor, as the case may be under the Bonds and the Guarantee (§ 13(1)) to the extent of the sums so paid.

(3) Geschäftstage. Ist ein Fälligkeitstag für Zahlungen auf eine Schuldverschreibung kein Geschäftstag, so wird die betreffende Zahlung erst am nächstfolgenden Geschäftstag geleistet, ohne dass wegen dieser Zahlungsverzögerung Zinsen gezahlt werden. Ein Geschäftstag ist jeder Tag (mit Ausnahme von Samstagen und Sonntagen), an dem (i) das Clearing System sowie das Trans-European Automated Real-time Gross settlement Express Transfer system Zahlungen abwickeln sowie (ii) Geschäftsbanken in London, München und in Frankfurt am Main für den Geschäftsverkehr geöffnet sind.
(3) Business Days. If any due date for payments in respect of any Bonds is not a Business Day, such payment will not be made until the next following Business Day, and no interest shall be paid in respect of the delay in such payment. A Business Day shall be any day (with the exception of Saturdays and Sundays) on which (i) the Clearing System as well as all relevant parts of the Trans-European Automated Real-time Gross settlement Express Transfer system are operational to settle payments and (ii) commercial banks in London, Munich and Frankfurt am Main are open for business.

(4) Zahlungstag/Fälligkeitstag. Im Sinne dieser Anleihebedingungen ist ein Zahlungstag der Tag, an dem, gegebenenfalls aufgrund einer Verschiebung gemäß § 5(3), eine Zahlung tatsächlich zu leisten ist, und ein Fälligkeitstag ist der in diesen Anleihebedingungen vorgesehene Zahlungstermin ohne Berücksichtigung einer solchen Verschiebung.
(4) Payment Date/Due Date. For the purposes of these Terms and Conditions, payment date means the day on which the payment is actually to be made, where applicable as adjusted in accordance with § 5(3), and due date means the payment date provided for herein, without taking account of any such adjustment.

(5) Hinterlegung bei Gericht. Die Anleiheschuldnerin kann Beträge an Zinsen und Kapital, sowie gegebenenfalls nach § 4 und § 9(2) zu zahlende Beträge, auf die von einem Anleihegläubiger innerhalb von zwölf Monaten nach dem jeweiligen Fälligkeitstag nicht Anspruch erhoben worden ist, und die Garantin kann gegebenenfalls unter der Garantie (§ 13(1)) zu zahlende Beträge bei dem Amtsgericht in München hinterlegen. Soweit die Anleiheschuldnerin bzw. die Garantin auf das Recht zur Rücknahme der hinterlegten Beträge verzichtet, erlöschen die betreffenden Ansprüche der Anleihegläubiger.
(5) Depositing in Court. The Issuer or the Guarantor may deposit amounts due pursuant to § 4 and § 9(2), and principal and interest, if any, not claimed by a Bondholder within twelve months after the respective due dates, and the Guarantor may deposit amounts due under the Guarantee (§ 13(1)), if any, with the Local Court (Amtsgericht) in Munich. To the extent the Issuer or the Guarantor waives its right to withdraw such deposit, the relevant claims of the Bondholders shall cease.

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§ 6	§ 6
Steuern	Taxation

Alle Zahlungen der Anleiheschuldnerin in Bezug auf die Schuldverschreibungen und der Garantin (§ 4(2)) in Bezug auf die Garantie (§ 13(1)) werden ohne Abzug oder Einbehalt gegenwärtiger oder zukünftiger Steuern, Abgaben oder amtlicher Gebühren gleich welcher Art, die von oder in den Niederlanden oder der Bundesrepublik Deutschland oder von oder für Rechnung einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde durch Abzug oder Einbehalt an der Quelle auferlegt, erhoben oder eingezogen werden, geleistet, es sei denn, ein solcher Abzug oder Einbehalt ist gesetzlich vorgeschrieben. In diesem Fall leistet die Anleiheschuldnerin bzw. Garantin die entsprechenden Zahlungen nach einem solchen Einbehalt oder Abzug und zahlt die einbehaltenen oder abgezogenen Beträge an die zuständigen Behörden.
All amounts payable by the Issuer in respect of the Bonds and by the Guarantor (§ 4(2)) in respect of the Guarantee (§ 13(1)) will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by way of deduction or withholding at source by or in or on behalf of The Netherlands or the Federal Republic of Germany or by or on behalf of any political subdivision or authority thereof or therein having power to tax, unless such deduction or withholding is required by law. In that event the Issuer or the Guarantor, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted.

Weder die Anleiheschuldnerin noch die Garantin sind verpflichtet, wegen eines solchen Einbehalts oder Abzugs an die Anleihegläubiger irgendwelche zusätzlichen Beträge zu zahlen.	Neither the Issuer nor Guarantor will be obliged to make any additional payments to Bondholders in respect of such withholding or deduction.

§ 7	§ 7
Wandlungsrecht	Conversion Right

(1) Wandlungsrecht. Infineon Technologies AG hat sich am 26. Mai 2009 gegenüber der Citibank, N.A. London Branch zugunsten der Anleihegläubiger verpflichtet (die Verpflichtungserklärung), jedem Anleihegläubiger das Recht zu gewähren (das Wandlungsrecht), jede Schuldverschreibung gemäß den Bestimmungen dieses § 7 jederzeit während des Ausübungszeitraums (§ 7(2)) ganz, nicht jedoch teilweise, zum Wandlungspreis von €2,61 pro Aktie (der Wandlungspreis) in 74.942.528,7356 auf den Namen lautende nennwertlose Stückaktien (das Wandlungsverhältnis) der Infineon Technologies AG, jeweils mit einem auf die einzelne Stückaktie entfallenden anteiligen Betrag des Grundkapitals von €2 (die Aktien), zu wandeln, wobei der Wandlungspreis und das Wandlungsverhältnis Anpassungen nach § 11 und § 14(3) unterliegen können. Die Lieferung der Aktien hat in Übereinstimmung mit § 9(1) zu erfolgen. Werden durch denselben Anleihegläubiger gleichzeitig mehrere Schuldverschreibungen gewandelt, errechnet sich die Anzahl der infolge der Wandlung zu liefernden Aktien auf der Grundlage des Gesamtnennbetrages der von diesem Anleihegläubiger gleichzeitig gewandelten Schuldverschreibungen. Verbleibende Bruchteile von Aktien werden nach § 9(2) in Geld ausgeglichen. Kopien der Verpflichtungserklärung werden bei der Zahlstelle (§ 17(1)) zur kostenlosen Ausgabe bereitgehalten. Die Verpflichtungserklärung ist ein Vertrag zugunsten der Anleihegläubiger als begünstigte Dritte im Sinne des § 328(1) BGB, der jedem Anleihegläubiger das Recht gewährt, Erfüllung unmittelbar von der Infineon Technologies AG zu verlangen und die Verpflichtungserklärung unmittelbar gegen die Infineon Technologies AG durchzusetzen.
(1) Conversion Right. Infineon Technologies AG on 26 May 2009 has undertaken towards Citibank, N.A. London Branch for the benefit of the Bondholders (the Undertaking) to grant each Bondholder the right (the Conversion Right) to convert in accordance with this § 7 at any time during the Conversion Period (§ 7(2)) each Bond in whole, but not in part, at a conversion price for each share of €2.61 (the Conversion Price) into 74,942,528.7356 ordinary registered shares with no par value (Stückaktien) (the Conversion Ratio) of Infineon Technologies AG with a portion of the share capital allotted to each share corresponding to €2 (the Shares), subject to adjustments pursuant to § 11 and § 14(3). Delivery of Shares shall be made in accordance with § 9(1). If more than one Bond is converted at any one time by the same Bondholder, the number of Shares to be delivered upon such conversion will be calculated on the basis of the aggregate principal amount of such Bonds to be converted. Remaining fractions of Shares shall be compensated in cash pursuant to § 9(2). Copies of the Undertaking are available free of charge at the Paying Agent (§ 17(1)). The Undertaking constitutes a contract for the benefit of the Bondholders as third party beneficiaries pursuant to § 328(1) of the German Civil Code (Bürgerliches Gesetzbuch) giving rise to the right of each Bondholder to require performance of the obligations undertaken therein directly from Infineon Technologies AG and to enforce such obligations directly against Infineon Technologies AG.

(2) Ausübungszeitraum. Soweit nicht abweichend in Absatz (3) und (4) dieses § 7 geregelt, kann das Wandlungsrecht durch einen Anleihegläubiger während eines Zeitraums ausgeübt werden, der am 90. Tag nach dem Ausgabetag (26. Mai 2009) beginnt und am 10. Tag vor
(2) Conversion Period. To the extent not otherwise provided for in subparagraph (3) and (4) of this § 7, the Conversion Right may be exercised by a Bondholder from the 90th day after the Issue Date (26 May 2009) until the 10th day prior to the Maturity Date (both dates

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dem Endfälligkeitstermin endet (beide Tage einschließlich) (der Ausübungszeitraum). Wenn das Ende des Ausübungszeitraums auf einen Tag fällt, der kein Geschäftstag ist, endet der Ausübungszeitraum an dem Geschäftstag, der diesem Tag unmittelbar vorangeht. Wenn der letzte Tag des Ausübungszeitraumes in einen Nichtausübungszeitraum (§ 7(4)) fällt, endet der Ausübungszeitraum am letzten Geschäftstag vor dem Beginn eines solchen Nichtausübungszeitraumes.
inclusive) (the Conversion Period). If the end of the Conversion Period falls on a day which is not a Business Day, the Conversion Period shall terminate on the Business Day immediately preceding such day. If the last day of the Conversion Period falls in an Excluded Period (§ 7(4)), the Conversion Period shall terminate on the last Business Day prior to the commencement of such Excluded Period.

(3) Vorzeitiges Ende des Ausübungszeitraumes bei fällig gestellten Schuldverschreibungen. Für den Fall, dass die Schuldverschreibungen durch die Anleiheschuldnerin gemäß § 4(3) oder (4), zur Rückzahlung fällig gestellt werden, endet der Ausübungszeitraum im Hinblick auf diese Schuldverschreibungen mit Ablauf des fünften Geschäftstages, der dem Tag vorangeht, der zur Rückzahlung bestimmt ist, es sei denn, die Anleiheschuldnerin erfüllt ihre Rückzahlungsverpflichtungen an dem für die Rückzahlung bestimmten Tag nicht.
(3) Early Termination of the Conversion Period for Bonds called for Redemption. In the event the Bonds are declared due for redemption by the Issuer pursuant to § 4(3) or (4), the Conversion Period with respect to such Bonds shall terminate at the end of the fifth Business Day prior to the day fixed for redemption unless the Issuer fails to satisfy its redemption payment obligations on the date fixed for redemption.

(4) Nichtausübungszeitraum. Die Ausübung des Wandlungsrechts ist während der nachfolgenden Zeiträume (jeweils ein Nichtausübungszeitraum) ausgeschlossen:	(4) Excluded Period. The exercise of the Conversion Right shall be excluded during any of the following periods (each an Excluded Period):

(a) anlässlich von Hauptversammlungen der Infineon Technologies AG während eines Zeitraums, der am dritten Geschäftstag vor dem letzten für die Anmeldung bestimmten Tag beginnt, und der am Geschäftstag nach der Hauptversammlung (jeweils ausschließlich) endet;

(a) in connection with any shareholders’ meetings of Infineon Technologies AG, a period commencing three Business Days prior to the last day for notification of participation (Anmeldung) and ending on the Business Day following such shareholders’ meeting (both dates exclusive);

(b) während eines Zeitraums von 14 Tagen vor dem Ende des Geschäftsjahres der Infineon Technologies AG; und	(b) a period of 14 days before the end of the financial year of Infineon Technologies AG; and

(c) während des Zeitraums ab dem Tag, an dem die Infineon Technologies AG ein Angebot an ihre Aktionäre zum Bezug von Aktien, Optionsrechten auf eigene Aktien, Schuldverschreibungen mit Wandlungs- oder Optionsrechten oder -pflichten, Gewinnschuldverschreibungen oder von Genussscheinen in einem überregionalen Pflichtblatt einer der deutschen Wertpapierbörsen, an denen die Aktien zum Handel zugelassen sind, oder im gedruckten oder elektronischen Bundesanzeiger veröffentlicht (wobei die erste Veröffentlichung maßgebend ist), bis zum letzten Tag der für die Ausübung des Bezugrechts bestimmten Frist (jeweils einschließlich).

(c) a period commencing on the date on which an offer by Infineon Technologies AG to its shareholders to subscribe Shares, warrants on own Shares, bonds with conversion or option rights or obligations, profit-linked bonds or profit participation rights is published in a mandatory newspaper of one of the German stock exchanges where the Shares are admitted for trading, or in the German Federal Gazette (Bundesanzeiger) or by the German Federal Gazette via electronic information, whichever is earlier, and ending on the last day of the subscription period (both dates inclusive).

§ 8	§ 8
Ausübung des Wandlungsrechts	Exercise of Conversion Right

(1) Ausübungserklärung. Zur Ausübung des Wandlungsrechts muss der Anleihegläubiger auf eigene Kosten während der gewöhnlichen Geschäftszeiten bei der Umtauschstelle (§ 17(1)) eine ordnungsgemäß ausgefüllte und unterzeichnete Erklärung (die Ausübungserklärung) unter Verwendung eines zu diesem Zeitpunkt gültigen Vordrucks, der bei der Umtauschstelle erhältlich ist, einreichen. Die Ausübungserklärung ist unwiderruflich. Die Ausübungserklärung hat unter anderem die folgenden Angaben zu enthalten:
(1) Conversion Notice. To exercise the Conversion Right, the Bondholder must deliver at its own expense during normal business hours to the Conversion Agent (§ 17(1)) a duly completed and signed exercise notice (the Conversion Notice) using a form (from time-to-time current) obtainable from the Conversion Agent. The Conversion Notice shall be irrevocable. The Conversion Notice shall, among other things:

—	Namen und Anschrift der ausübenden Person;	—	state the name and address of the exercising person;

—	die Anzahl der Schuldverschreibungen, für die das Wandlungsrecht ausgeübt werden soll;	—	specify the number of Bonds with respect to which the Conversion Right shall be exercised;

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—	die Erklärung, dass der Zugehörige Darlehensanspruch (§ 12(2)(a)) an die Infineon Technologies AG übertragen wird;	—	contain a declaration that the Appertaining Claim (§ 12(2)(a)) shall be transferred to Infineon Technologies AG;

—	das Wertpapierkonto des Anleihegläubigers oder seiner Depotbank bei einem Euroclear oder Clearstream Teilnehmer oder bei einem Clearstream Banking AG-Kontoinhaber, auf das die Aktien geliefert werden sollen;	—	designate the securities account of the Bondholder or its depositary bank at a Euroclear or Clearstream participant or at a Clearstream Banking AG accountholder to which the Shares are to be delivered;

—	gegebenenfalls ein auf Euro lautendes Konto des Anleihegläubigers oder seiner Depotbank, auf welches etwaige Zahlungen gemäß § 9(2) geleistet werden sollen; und	—	if applicable, designate a euro account of the Bondholder or its depositary bank to which payments pursuant to § 9(2), if any, are to be made; and

—	etwaige in dem Vordruck der Ausübungserklärung geforderte Bestätigungen und Verpflichtungserklärungen im Hinblick auf bestimmte Beschränkungen der Inhaberschaft der Schuldverschreibungen und/oder Aktien.	—	contain the certifications and undertakings set out in the form of the Conversion Notice relating to certain restrictions of the ownership of the Bonds and/or the Shares.

(2) Weitere Voraussetzungen für die Ausübung des Wandlungsrechts. Die Ausübung des Wandlungsrechts setzt außerdem voraus, dass die Schuldverschreibungen, für die das Wandlungsrecht ausgeübt werden soll, an die Umtauschstelle (§ 17(1)), bei welcher der Anleihegläubiger die Ausübungserklärung eingereicht hat, geliefert werden, und zwar entweder (i) durch Lieferung der Schuldverschreibungen auf das Konto dieser Umtauschstelle beim Clearing System oder (ii) durch eine unwiderrufliche Anweisung an diese Umtauschstelle, die Schuldverschreibungen aus einem von dem Anleihegläubiger bei dieser Umtauschstelle unterhaltenen Depot zu entnehmen. In beiden Fällen ist die Umtauschstelle ermächtigt, die Bezugserklärung gemäß § 198(1) AktG für den Anleihegläubiger abzugeben, und die Schuldverschreibungen werden an die Umtauschstelle zur Verwahrung für Rechnung des Anleihegläubigers bis zur Erfüllung sämtlicher Ansprüche des Anleihegläubigers aus den Schuldverschreibungen und danach zur weiteren Veranlassung übertragen.
(2) Further Requirements for Exercise of Conversion Right. The exercise of the Conversion Right shall further require that the Bonds to be converted be delivered to such Conversion Agent
(§ 17(1)) to which the Bondholder delivered the Conversion Notice either (i) by transferring the Bonds to the Clearing System account of such Conversion Agent or (ii) by an irrevocable instruction to such Conversion Agent to withdraw the Bonds from a securities account of the Bondholder with such Conversion Agent. In either case the Conversion Agent shall be authorized to deliver the subscription certificate pursuant to § 198(1) of the German Stock Corporation Act for the Bondholder while the Bonds shall be transferred to the Conversion Agent to be held for the account of the Bondholder until all claims of such Bondholder under the Bonds have been satisfied and, thereafter, for further appropriate action.

(3) Prüfung der Ausübungserklärung. Nach Erfüllung sämtlicher in § 8(1) und (2) genannten Voraussetzungen für die Ausübung des Wandlungsrechts prüft die betreffende Umtauschstelle (§ 17(1)), ob die Gesamtzahl der an diese Umtauschstelle gelieferten Schuldverschreibungen die in der Ausübungserklärung angegebene Gesamtzahl an Schuldverschreibungen über- oder unterschreitet. Soweit die in der Ausübungserklärung angegebene Zahl an Schuldverschreibungen die Zahl der tatsächlich gelieferten Schuldverschreibungen über- oder unterschreitet, wird diese Umtauschstelle, je nachdem, welche Zahl niedriger ist, entweder (i) die Gesamtzahl von Aktien, die der in der jeweiligen Ausübungserklärung angegebenen Zahl von Schuldverschreibungen entspricht, oder (ii) die Gesamtzahl von Aktien, die der Anzahl der tatsächlich gelieferten Schuldverschreibungen entspricht, von der Infineon Technologies AG beziehen und an den Anleihegläubiger liefern. Verbleibende Schuldverschreibungen sind an den Anleihegläubiger zurückzuliefern.
(3) Review of Conversion Notice. Upon fulfillment of all requirements specified in § 8(1) and (2) for the exercise of the Conversion Right, the respective Conversion Agent (§ 17(1)) will verify whether the number of Bonds delivered to such Conversion Agent exceeds or falls short of the number of Bonds specified in the Conversion Notice. In the event of any such excess or shortfall, such Conversion Agent shall subscribe from Infineon Technologies AG and deliver to the Bondholder the lower of (i) such total number of Shares which corresponds to the number of Bonds set forth in the Conversion Notice or (ii) such total number of Shares which corresponds to the number of Bonds in fact delivered. Any remaining Bonds shall be redelivered to the Bondholder.

(4) Ausübungstag. Das Wandlungsrecht ist an dem Geschäftstag wirksam ausgeübt, an dem sämtliche in den § 8(1), (2) und (3) genannten Voraussetzungen für die Ausübung des Wandlungsrechts durch einen Anleihegläubiger erfüllt sind (der Ausübungstag). Für den Fall jedoch, dass die in den § 8(1) und (2) genannten Voraussetzungen
(4) Conversion Date. The Conversion Right shall be validly exercised on the Business Day on which all of the prerequisites specified in § 8(1), (2) and (3) for the exercise of the Conversion Right of a Bondholder have been fulfilled (the Conversion Date). In the event that the prerequisites specified in § 8(1) and (2) are fulfilled

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an einem Tag erfüllt sind, der in einen Nichtausübungszeitraum fällt, ist der Ausübungstag der erste Geschäftstag nach dem Ende dieses Nichtausübungszeitraumes, soweit auch dieser Tag noch in den Ausübungszeitraum fällt; anderenfalls ist das Wandlungsrecht nicht wirksam ausgeübt.
on a day which falls within an Excluded Period, then the Conversion Date shall be the first Business Day after the end of such Excluded Period provided that such day still falls within the Conversion Period; otherwise, the Conversion Right shall not have been validly exercised.

§ 9	§ 9
Lieferung der Aktien; Ausgleich von Bruchteilen von Aktien	Delivery of Shares; Compensation for Fractions of Shares

(1) Lieferung der Aktien. Nach Ausübung des Wandlungsrechts werden ausschließlich ganze Aktien in Übereinstimmung mit der zur Zeit der Lieferung geltenden Satzung der Infineon Technologies AG geliefert. Ein Anspruch auf Lieferung von Bruchteilen von Aktien besteht nicht. Soweit sich bei der Durchführung der Wandlung für eine oder mehrere Schuldverschreibungen Bruchteile von Aktien ergeben, werden die sich bei der Wandlung einer Schuldverschreibung ergebenden Bruchteile der Aktien addiert und die sich infolge der Addition der Bruchteile ergebenden ganzen Aktien geliefert, soweit die Umtauschstelle (§ 17(1)) (ohne dazu verpflichtet zu sein) festgestellt hat, dass mehrere Schuldverschreibungen für denselben Anleihegläubiger zur gleichen Zeit gewandelt wurden. Die zu liefernden Aktien werden nach Durchführung der Wandlung alsbald nach dem Ausübungstag auf das in der Ausübungserklärung angegebene Wertpapierkonto des Anleihegläubigers übertragen. Bis zur Übertragung bestehen keine Ansprüche aus den Aktien.
(1) Delivery of Shares. Upon any exercise of the Conversion Right only full Shares shall be delivered in accordance with the Articles of Association of Infineon Technologies AG in effect at the time of such delivery. Fractions of Shares shall not be issued. To the extent that any conversion of one or several Bond(s) results in fractions of Shares, the fractions of Shares resulting from the conversion of a Bond shall be aggregated and full Shares resulting from such aggregation of fractions of Shares shall be delivered to the extent the respective Conversion Agent (§ 17(1)) (without any obligation to do so) has ascertained that several Bonds have been converted at the same time for the same Bondholder. The Shares to be delivered shall be transferred as soon as practicable after the Conversion Date to a securities account of the Bondholder designated in the Conversion Notice. Until transfer of the Shares has been made no claims arising from the Shares shall exist.

(2) Bruchteile von Aktien. Verbleibende Bruchteile von Aktien werden nicht geliefert; sie werden in Geld ausgeglichen, wobei ein entsprechender Bruchteil des volumengewichteten Durchschnitts der XETRA-Notierungen an den zehn Börsenhandelstagen unmittelbar vor dem Tag der Abgabe der Ausübungserklärung bei der betreffenden Umtauschstelle (§ 17(1)), gerundet auf den nächsten Cent, wobei 0,005 aufgerundet wird, in Geld ausgeglichen wird.
(2) Fractions of Shares. Remaining fractions of Shares shall not be delivered and shall be compensated in cash proportional to the respective fraction of the volume weighted average of the XETRA-Quotations on each of the ten Stock Exchange Trading Days immediately prior to delivery of the Conversion Notice to the respective Conversion Agent (§ 17(1)), rounded to the nearest full cent with 0.005 being rounded upwards.

(3) Zahlung. Ein etwaiger Ausgleich in Geld für Bruchteile von Aktien gemäß § 9(2) erfolgt alsbald nach dem Ausübungstag, wobei auf diesen Betrag keine Zinsen geschuldet werden.	(3) Payment. Any compensation in cash of fractions of Shares pursuant to § 9(2) shall be effected as soon as practicable after the Conversion Date. No interest shall be due on such amount.

(4) Steuern. Lieferung der Aktien und Zahlungen gemäß § 9(3) setzen voraus, dass der Anleihegläubiger etwaige Steuern oder sonstige Abgaben zahlt, die im Zusammenhang mit der Ausübung des Wandlungsrechts oder der Lieferung der Aktien oder der Zahlung von Beträgen gemäß § 9(3) anfallen. Steuern und sonstige Abgaben im Sinne dieses Absatzes können von einer etwaigen Ausgleichszahlung gemäß § 9(3) abgezogen werden, sofern der Anleihegläubiger solche Steuern oder Abgaben nicht bereits gezahlt hat.
(4) Taxes. Delivery of Shares and any payment pursuant to § 9(3) are subject to payment by a Bondholder of any taxes or other duties which may be imposed in connection with the exercise of the Conversion Right or the delivery of the Shares or payment of any amount by the Issuer pursuant to § 9(3). Taxes and duties may be set-off against a payment obligation pursuant to § 9(3), unless the Bondholder has already paid such taxes or duties.

(5) Wandlung bei vorzeitiger Rückzahlung. Wenn die Anleiheschuldnerin eine vorzeitige Rückzahlung gemäß § 4(3) bekannt macht, wird die Anleiheschuldnerin jedem Anleihegläubiger, der sein Wandlungsrecht gemäß § 7 und § 8 ausübt, am Wahl-Rückzahlungstag den Abgezinsten Zinsbetrag bezahlen.
(5) Conversion upon Early Redemption. If the Issuer gives notice of an early redemption of the Bonds in accordance with § 4(3), the Issuer will pay to each Bondholder exercising his Conversion Right following such notice in accordance with § 7 and § 8 the Make-whole Interest Amount on the Call Redemption Date.

Der Abgezinste Zinsbetrag wird von der Berechnungsstelle errechnet und entspricht der Summe der Abgezinsten Werte (wie unten definiert) der verbleibenden vorgesehenen Zinszahlungen auf die Schuldverschreibungen für die Zinsperioden ab dem letzten Zinszahlungstag vor dem Ausübungstag (einschließlich) bis zum Endfälligkeitstermin
The Make-whole Interest Amount will be calculated by the Calculation Agent and will equal the sum of the Present Values (as defined below) of the remaining scheduled payments of interest on the Bonds for the Interest Periods from and including the immediately preceding Interest Payment Date prior to the Conversion

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(ausschließlich), die an oder nach dem Ausübungstag bis an dem Endfälligkeitstermin (einschließlich) zur Zahlung vorgesehen sind.	Date to but excluding the Maturity Date, which are scheduled to be paid on or after the Conversion Date to and including the Maturity Date.

Die Abgezinsten Werte werden von der Berechnungsstelle errechnet, indem die verbleibenden vorgesehenen Zinszahlungen auf die Schuldverschreibungen bis zum Endfälligkeitstermin auf einer halbjährlichen Basis unter Anwendung der actual/actual (ICMA) Berechnungsmethode und der Angepassten Vergleichbaren Rendite diskontiert werden.
The Present Values will be calculated by the Calculation Agent by discounting the remaining scheduled payments of interest to the Maturity Date on an semi-annual basis, computed on an actual/actual (ICMA) basis and using the Adjusted Comparable Yield.

Die Angepasste Vergleichbare Rendite entspricht der am Rückzahlungs-Berechnungstag bestehenden Rendite einer von der Berechnungsstelle, im Einvernehmen mit der Anleiheschuldnerin, ausgewählten als Referenzanleihe dienenden Bundesanleihe mit einer mit der verbleibenden Laufzeit der Schuldverschreibungen bis zum Endfälligkeitstermin vergleichbaren Laufzeit, die im Zeitpunkt der Auswahlentscheidung und entsprechend der üblichen Finanzmarktpraxis zur Preisbestimmung bei Neuemissionen von Unternehmensanleihen mit einer mit dem Zeitraum bis zum Endfälligkeitstermin vergleichbaren Laufzeit verwendet würde.
The Adjusted Comparable Yield will be the yield at the Redemption Calculation Date on the German government benchmark security selected by the Calculation Agent in good faith after consultation with the Issuer, as having a maturity comparable to the remaining term to the Maturity Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Maturity Date.

Rückzahlungs-Berechnungstag ist der dritte Geschäftstag vor dem Wahl-Rückzahlungstag.	Redemption Calculation Date means the third Business Day prior to the Call Redemption Date.

(6) Wandlung bei Kontrollwechsel. Falls die Anleiheschuldnerin gemäß § 14(1) die Änderung der Kontrolle bekanntgegeben hat, wird die Anleiheschuldnerin jedem Anleihegläubiger, der sein Wandlungsrecht gemäß § 7 und § 8 ausübt, am fünften Geschäftstag nach dem Wandlungstag bis zum Wandlungstag (ausschließlich) aufgelaufene Zinsen bezahlen.
(6) Conversion upon Change of Control. If the Issuer gives notice of a Change of Control in accordance with § 14(1), the Issuer will pay to each Bondholder exercising his Conversion Right following such notice in accordance with § 7 and § 8 interest accrued to but excluding the Conversion Date on the fifth Business Day following the Conversion Date.

(7) Ausübungspreis unter dem anteiligen Betrag des Grundkapitals. Soweit nach Auffassung der Infineon Technologies AG eine Zahlung gemäß § 9(2) oder eine Anpassung gemäß
§ 11(1) bis (6), (9) oder § 14(3) als Ermäßigung des Wandlungspreises oder als Erhöhung des Wandlungsverhältnisses anzusehen ist, erfolgt keine Anpassung des Wandlungspreises, soweit der Angepasste Effektive Wandlungspreis für eine Lieferaktie unter den anteiligen Betrag des Grundkapitals der Infineon Technologies AG (§ 9 Absatz 1 AktG) zu dem Zeitpunkt einer solchen Anpassung herabgesetzt würde. Nichtsdestotrotz wird auf jeden Umstand hin, der ohne diesen § 9(7) eine unter dem anteiligen Betrag des Grundkapitals der Infineon Technologies AG liegende Anpassung des Wandlungspreises zur Folge hätte, die Berechnung aller nachfolgenden Anpassungen auf der Basis des Wandlungspreises gemacht, der bei der Anwendung eines anderen Paragraphen als dieses § 9(7) berechnet worden wäre. Liegt das Ergebnis solcher Berechnungen unter dem anteiligen Betrag des Grundkapitals der Infineon Technologies AG, so entspricht der Wandlungspreis dem anteiligen Betrag des Grundkapitals der Infineon Technologies AG. Soweit eine Anpassung des Wandlungspreises aufgrund dieses § 9(7) nicht durchgeführt werden kann, ist Infineon Technologies AG nicht dazu verpflichtet, den Gläubigern eine Barauszahlung oder anderes als Ausgleich anzubieten.
(7) Conversion Price below Notional Par Value. No payment pursuant to § 9(2) nor any adjustment pursuant to § 11(1) through (6) or (9) or § 14(3) is, in the opinion of Infineon Technologies AG, considered to be a reduction of the Conversion Price or an increase of the Conversion Ratio to the extent that the Adjusted Effective Conversion Price (as defined below) would thereby be reduced below the notional par value in Infineon Technologies AG’s share capital (§ 9(1) of the German Stock Corporation Act) effective as of the date of such adjustment. Without prejudice to the foregoing, upon any event which, but for this § 9(7), would result in an adjustment to the Conversion Price to an amount which is less than the notional par value in Infineon Technologies AG’s share capital, pursuant to the foregoing provisions, the calculation of any subsequent adjustments will be made on the amount of the Conversion Price which would have resulted, had this § 9(7) not applied. If the result of such adjustments is below the notional par value in the Guarantor’s share capital, the Conversion Price will be the notional par value in the Infineon Technologies AG’s share capital. To the extent that an adjustment to the Conversion Price cannot occur as a result of this § 9(7), Infineon Technologies AG will not be obliged to compensate the Holders by a cash payment or in any other way.

Angepasster Effektiver Wandlungspreis ist der angepasste Wandlungspreis multipliziert mit 92,8%.	Adjusted Effective Conversion Price means the adjusted Conversion Price multiplied by 92.8 per cent.

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§ 10	§ 10
Bereitstellung von Aktien; Dividenden	Procurement of Shares; Dividends

(1) Bedingtes Kapital. Die Aktien werden nach Durchführung der Wandlung aus einem bedingten Kapital der Infineon Technologies AG stammen sofern die Infineon Technologies AG nicht zuvor erworbene eigene Aktien verwendet.
(1) Conditional Capital. Upon execution of the conversion, the Shares will derive from a conditional capital of Infineon Technologies AG unless Infineon Technologies AG uses own shares previously repurchased.

(2) Dividenden. Aktien, die aufgrund der Durchführung der Wandlung erworben werden, sind vom Beginn des Geschäftsjahres der Infineon Technologies AG an, in dem die Aktien ausgegeben werden, dividendenberechtigt, sofern überhaupt Dividenden ausbezahlt werden.
(2) Dividends. Shares acquired pursuant to the execution of the conversion are entitled to dividends (if any) from the beginning of the business year of Infineon Technologies AG in which such Shares are issued.

§ 11	§ 11
Verwässerungsschutz	Dilution Adjustment

(1) Kapitalerhöhung durch Umwandlung der Kapitalrücklage oder von Gewinnrücklagen, Aktiensplit oder Zusammenlegung von Aktien und Kapitalherabsetzung.	(1) Capital Increase from Capital Reserves or Retained Earnings, Share Split or Combining of Shares and Capital Decrease.

(a) Kapitalerhöhung durch Umwandlung der Kapitalrücklage oder von Gewinnrücklagen. Wenn Infineon Technologies AG ihr Kapital durch Umwandlung der Kapitalrücklage oder von Gewinnrücklagen vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag erhöht, wird das Wandlungsverhältnis gemäß der nachstehenden Formel angepasst:

(a) Capital Increase from Capital Reserves or Retained Earnings. In cases where Infineon Technologies AG increases its share capital from retained earnings or capital reserves prior to the last day of the Conversion Period or an earlier date of redemption the Conversion Ratio shall be adjusted in accordance with the following formula:

wobei:			where:

E’	=	das angepasste Wandlungsverhältnis,	E’	=	the adjusted Conversion Ratio,

E	=	das Wandlungsverhältnis am Stichtag,	E	=	the Conversion Ratio on the Record Date,

Nn	=	die Anzahl von ausstehenden Aktien nach der Kapitalerhöhung, und	Nn	=	number of Shares outstanding after the capital increase, and

No	=	die Anzahl von ausstehenden Aktien vor der Kapitalerhöhung.	No	=	number of Shares outstanding before the capital increase.

(b) Aktiensplit oder Zusammenlegung von Aktien. In den Fällen, in denen die Infineon Technologies AG vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag	(b) Share Split or Combining of Shares. In cases where Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption

(i) entweder die Zahl der ausstehenden Aktien durch Herabsetzung des auf die einzelne Aktie entfallenden anteiligen Betrages des Grundkapitals erhöht (Aktiensplit) oder die Zahl der ausstehenden Aktien ohne Änderung des Grundkapitals durch Erhöhung des auf die einzelne Aktie entfallenden anteiligen Betrages des Grundkapitals verringert, oder

(i) either increases the number of outstanding Shares by reducing the interest in the share capital represented by each Share (share split) or decreases the number of outstanding Shares by increasing the interest in the share capital represented by each Share with no change in the share capital, or,

(ii) ihr Grundkapital durch Zusammenlegung von Aktien reduziert,	(ii) reduces its capital by combining its Shares,

wird das Wandlungsverhältnis unter Anwendung von Absatz (a) angepasst, soweit sich aus den nachstehenden Regelungen nichts Anderes ergibt.	the Conversion Ratio shall be adjusted in accordance with subsection (a) to the extent not otherwise provided for in the following provisions.

(c) Kapitalherabsetzung. Im Falle einer Herabsetzung des Grundkapitals der Infineon Technologies AG vor dem letzten Tag des Ausübungszeitraums	(c) Capital Decrease. In the event of a decrease in the share capital of Infineon Technologies AG prior to the last day of the Conversion Period

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oder einem früheren Rückzahlungstag allein durch Herabsetzung des auf die einzelne Aktie entfallenden anteiligen Betrages des Grundkapitals bleibt das Wandlungsverhältnis bei Ausübung des Wandlungsrechts unverändert, jedoch mit der Maßgabe, dass die betreffenden Aktien mit ihrem jeweiligen neuen, auf die einzelne Aktie entfallenden anteiligen Betrag des Grundkapitals geliefert werden.

or an earlier date of redemption, which is solely the result of a reduction of the interest in the share capital represented by each Share, the Conversion Ratio shall remain unchanged upon exercise of the Conversion Right save that the relevant Shares shall be delivered with their respective new portion of the share capital allotted to them.

(2) Kapitalerhöhung gegen Einlagen mit Bezugsrecht. Wenn die Infineon Technologies AG vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag unter Einräumung eines unmittelbaren oder mittelbaren Bezugsrechts an ihre Aktionäre ihr Grundkapital durch Ausgabe neuer Aktien gegen Einlagen erhöht (§§ 182, 186 AktG), gilt folgendes.
(2) Capital Increase against Contributions with Subscription Rights. If Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption increases its capital through the issue of new Shares against contribution while granting its shareholders a direct or indirect subscription right (§§ 182, 186 German Stock Corporation Act), the following shall apply.

Wenn eine Anpassung in Anwendung nachstehender Formel, berechnet in Bezug auf dem der Entscheidung des Vorstandes über eine Durchführung einer Kapitalerhöhung gegen Einlagen mit Bezugsrecht vorgehenden Tag, zu einem Angepassten Effektiven Wandlungspreis unterhalb des Nennbetrags des Grundkapitals der Infineon Technologies AG (§ 9(1) AktG) führen würde, wird die Infineon Technologies AG im Rahmen des rechtlich Möglichen alle zumutbaren Anstrengungen unternehmen, jedem Anleihegläubiger Bezugsrechte auf die Anzahl von neuen Aktien einzuräumen, die der Anleihegläubiger hätte beziehen können, wenn er das Wandlungsrecht unmittelbar vor dem Stichtag (§ 11(12)) ausgeübt hätte und wird keine Anpassung des Wandlungsverhältnisses entsprechend nachstehender Formel durchführen; anderenfalls erfolgt eine Anpassung gemäß nachstehender Formel.
In case an adjustment would lead to an Adjusted Effective Conversion Price below the notional par value in Infineon Technologies AG’s share capital (§ 9(1) of the German Stock Corporation Act), calculated by applying the formula below as if the Record Date had occurred on the day immediately preceding the day of the decision of the Management Board of Infineon Technologies AG to conduct a Capital Increase against Contributions with Subscription Rights, Infineon Technologies AG will to the extent legally permissible use its best efforts to grant each Bondholder the right to subscribe to the number of new Shares to which such Bondholder would have been entitled to subscribe had the Bondholder exercised the Conversion Right immediately prior to the Record Date (§ 11(12)) and will not elect to adjust the Conversion Ratio in accordance with the formula below: otherwise an adjustment will be effected in accordance with the formula below.

wobei:			where:

E’	=	das angepasste Wandlungsverhältnis,	E’	=	the adjusted Conversion Ratio,

E	=	das Wandlungsverhältnis am Stichtag,	E	=	the Conversion Ratio on the Record Date,

Nn	=	die Anzahl von ausstehenden Aktien nach der Kapitalerhöhung,	Nn	=	number of Shares outstanding after the capital increase,

No	=	die Anzahl von ausstehenden Aktien vor der Kapitalerhöhung,	No	=	number of Shares outstanding before the capital increase,

I	=	der Bezugspreis der neuen Aktien,	I	=	the issue price of the new Shares,

D	=	der Dividendennachteil (nicht diskontiert) der neuen Aktien gegenüber Altaktien, wie er von der Eurex Deutschland (Eurex) bestimmt wird oder, falls (weil Optionen auf die Aktie an der Eurex nicht gehandelt werden oder aus sonstigen Gründen) durch Eurex nicht bis zum Stichtag erhältlich, von der Umtauschstelle (§ 17(1)) nach billigem Ermessen (§ 317 BGB) geschätzt wird, und	D	=	the disadvantage (not discounted) for dividends to which the new Shares are not entitled in relation to old Shares as determined by Eurex Deutschland (Eurex) or, if not available there until the Record Date (because options on the Shares are not traded on Eurex or for any other reason), as estimated by the Conversion Agent (§ 17(1)), using equitable discretion (§ 317 German Civil Code), and

K	=	der volumengewichtete Durchschnitt der XETRA-Notierungen an den letzten drei Börsenhandelstagen, an denen die Aktien “cum” gehandelt werden, wie von der Umtauschstelle (§ 17(1)) berechnet.	K	=	the volume weighted average of the XETRA-Quotations on the last three Stock Exchange Trading Days on which the Shares are traded “cum”, as calculated by the Conversion Agent (§ 17(1)).

Eine Anpassung des Wandlungsverhältnisses findet nicht statt, wenn bei Anwendung der obigen Formel E’ kleiner als E wäre.	There shall be no adjustment of the Conversion Ratio if E’ would by applying the above formula be less than E.

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(3) Bezugsrechtsemissionen. In den Fällen, in denen die Infineon Technologies AG vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag ihren Aktionären (i) Bezugsrechte auf eigene Aktien gewährt oder (ii) Wertpapiere mit Bezugs-, Options- oder Wandelrechten auf Aktien der Infineon Technologies AG anbietet (mit Ausnahme der Einräumung von Bezugsrechten im Rahmen von Kapitalerhöhungen nach Absatz (2)) oder (iii) Bezugsrechte auf andere Schuldverschreibungen, Genusscheine oder sonstige Wertpapiere der Infineon Technologies AG (Sonstige Wertpapiere) gewährt (wobei in den Fällen (i) bis (iii) die Gewährung oder das Angebot im Rahmen von Management- oder Mitarbeiterbeteiligungsmodellen der Infineon Technologies AG im Rahmen des gewöhnlichen Geschäftsganges ausgenommen ist), gilt Folgendes.
(3) Issue of Securities with Pre-emptive Rights. In cases where Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption grants to its shareholders (i) subscription rights in respect of own Shares, (ii) securities with subscription, option or conversion rights in relation to Shares of Infineon Technologies AG (but excluding the granting of subscription rights in the course of capital increases pursuant to subsection (2)), or (iii) subscription rights in respect of other debt securities, participation rights or other securities of Infineon Technologies AG (Other Securities) (with the exemption in cases (i) through (iii): in the scope of stock option or stock ownership programs for management or employees of Infineon Technologies AG in the ordinary course of business), the following shall apply.

Wenn eine Anpassung in Anwendung nachstehender Formel, berechnet in Bezug auf dem der Entscheidung des Vorstandes über eine Durchführung einer Kapitalerhöhung gegen Einlagen mit Bezugsrecht vorgehenden Tag, zu einem Angepassten Effektiven Wandlungspreis unterhalb des Nennbetrags des Grundkapitals der Infineon Technologies AG (§ 9(1) AktG) führen würde, Anleiheschuldnerin wird die Infineon Technologies AG im Rahmen des rechtliche Möglichen alle zumutbaren Anstrengungen unternehmen, jedem Anleihegläubiger Bezugsrechte auf die Anzahl von neuen Aktien einzuräumen, die der Anleihegläubiger hätte beziehen können, wenn er das Wandlungsrecht unmittelbar vor dem Stichtag (§ 11(12)) ausgeübt hätte und keine Anpassung des Wandlungsverhältnisses entsprechend nachstehender Formel durchführen; anderenfalls erfolgt eine Anpassung gemäß nachstehender Formel.
In case an adjustment would lead to an Adjusted Effective Conversion Price below the notional par value in Infineon Technologies AG’s share capital (§ 9(1) of the German Stock Corporation Act), calculated by applying the formula below as if the Record Date had occurred on the day immediately preceding the day of the decision of the Management Board of Infineon Technologies AG to conduct a Capital Increase against Contributions with Subscription Rights, Infineon Technologies AG will to the extent legally permissible use its best efforts to grant each Bondholder the right to subscribe to the number of new Shares to which such Bondholder would have been entitled to subscribe had the Bondholder exercised the Conversion Right immediately prior to the Record Date (§ 11(12)) and will not elect to adjust the Conversion Ratio in accordance with the formula below; otherwise an adjustment will be effected in accordance with the formula set forth below.

wobei:	where:

E’ = das angepasste Wandlungsverhältnis,	E’ = the adjusted Conversion Ratio,

E = das Wandlungsverhältnis am Stichtag,	E = the Conversion Ratio on the Record Date,

M = der Durchschnittliche Marktpreis, und	M = the Average Market Price, and

B = der Bezugsrechtswert, wobei B≥0 ist.	B = the Subscription Value, where B≥0.

(4) Anpassung für Ausschüttungen. Falls die Infineon Technologies AG vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag ihren Aktionären (i) Vermögen (auch in der Form eines Aktienrückkaufes, bei dem die Gesellschaft ihren Aktionären Verkaufsoptionen gewährt, aber mit Ausnahme etwaiger Außerordentlicher Dividenden) oder Schuldverschreibungen, Options- oder Wandelrechte (mit Ausnahme der oben in Absatz (3) genannten Rechte) oder (ii) eine Außerordentliche Dividende ausschüttet, gewährt oder verteilt (die Fälle (i) und (ii) jeweils eine Ausschüttung), wird das Wandlungsverhältnis gemäß der nachstehenden Formel
(4) Adjustment for Distributions. If Infineon Technologies AG prior to the last day of the Conversion Period or an earlier date of redemption distributes, allots or grants to its shareholders (i) assets (also in the form of a Share repurchase where Infineon Technologies AG grants to its shareholders put options, but excluding any Extraordinary Dividend) or debt securities or warrants or conversion rights (with the exclusion of the rights mentioned above in subsection (3)), or (ii) an Extraordinary Dividend (each of the cases (i) and (ii) a Distribution), then the Conversion Ratio shall be adjusted in accordance with the following formula:
angepasst:

wobei:	where:

Page: 13

E’	=	das angepasste Wandlungsverhältnis,	E’	=	the adjusted Conversion Ratio,

E	=	das Wandlungsverhältnis am Stichtag,	E	=	the Conversion Ratio on the Record Date,

M	=	der Durchschnittliche Marktpreis, und	M	=	the Average Market Price, and

F	=	im Falle (i): der angemessene Marktwert der Ausschüttung am Stichtag, wie er von der Umtauschstelle (§ 17 (1)) auf der Basis der Bewertung eines unabhängigen Sachverständigen nach billigem Ermessen (§ 317 BGB) festgelegt wird (der Angemessene Marktwert), berechnet pro Aktie, wobei im Falle eines Aktienrückkaufs, bei dem die Infineon Technologies AG ihren Aktionären Verkaufsoptionen gewährt, “F” dem Verkaufsoptionswert entspricht und keine Anpassung des Wandlungsverhältnisses nach diesem Absatz (4) erfolgt, falls der angemessene Marktwert pro Aktie 5% oder weniger des arithmetischen Durchschnitts der volumengewichteten XETRA-Notierungen an den Börsenhandelstagen während eines dem Stichtag unmittelbar vorhergehenden Zeitraums von 365 aufeinanderfolgenden Tagen beträgt,	F	=	in case of (i): the fair market value of the Distribution on the Record Date as determined by the Conversion Agent (§ 17(1)) using equitable discretion (§ 317 German Civil Code) on the basis of the evaluation of an independent expert (the Fair Market Value), calculated on a per share basis, provided that if in the case of a share repurchase where Infineon Technologies AG grants to its shareholders put options, “F” shall be the Put Option Value and provided further that where the Fair Market Value on a per share basis falls below or is equal to 5%. of the arithmetic average of the volume weighted XETRA-Quotations for each Stock Exchange Trading Day during the 365 consecutive day period immediately preceding the Record Date, no adjustment shall be made to the Conversion Ratio under this subsection (4),

oder im Falle von (ii): die Außerordentliche Dividende, berechnet pro Aktie, wobei in den Fällen (i) und (ii) F≥0 ist.	or in case of (ii): the Extraordinary Dividend, calculated on a per share basis, provided that in cases (i) and (ii): F≥0.

Der Vorstand der Infineon Technologies AG wird, vorbehaltlich etwaiger Beschränkung durch zwingendes deutsches Recht, anstreben, keine Ausschüttungen auf die Aktien zu beschließen, soweit er nicht zuvor durch Anwendung der oben stehenden Berechnungsformel für die Anpassung von Ausschüttungen bezogen auf den dem geplanten Beschluss des Vorstands der Infineon Technologies AG vorhergehenden Tag festgestellt hat, dass eine Ausschüttung nicht zu einem angepassten Wandlungspreis unterhalb des Nennbetrags des Grundkapitals der Infineon Technologies AG (§ 9(1) AktG) führen würde.
The Management Board (Vorstand) of Infineon Technologies AG will, subject to the limitations of applicable mandatory German law, seek not to propose a Distribution (as defined in the Terms and Conditions) on the Shares unless it has concluded, by applying the formula above for the adjustment of Distributions as of the day immediately preceding the day of the proposal of the Management Board of Infineon Technologies AG, that a payment of a Distribution would not lead to an adjusted Conversion Price below the notional par value in Infineon Technologies AG’s share capital (§ 9(1) of the German Stock Corporation A).

Anleihegläubiger sollten beachten, dass	Bondholders should be aware that:

(i) das Ermessen des Vorstands hinsichtlich der Frage, ob und in welcher Höhe er die Ausschüttung eines etwaigen Bilanzgewinns vorschlägt, nicht beschränkt werden kann;·	(i) the discretion of the Management Board (Vorstand) whether and up to which amount it proposes the distribution of a potential balance sheet profit may not be limited;

(ii) der Aufsichtsrat der Anleiheschuldnerin der ordentlichen Hauptversammlung einen abweichenden Beschlussvorschlag hinsichtlich der Verwendung des Bilanzgewinns unterbreiten kann und das Ermessen des Aufsichtsrats hinsichtlich der Frage, ob und in welcher Höhe er die Ausschüttung eines etwaigen Bilanzgewinns vorschlägt, ebenfalls nicht beschränkt werden kann; und
(ii) the Supervisory Board (Aufsichtsrat) of the Issuer may submit a differing proposal regarding the appropriation of a potential balance sheet profit to the ordinary General Meeting of Shareholders (ordentliche Hauptversammlung) and the discretion of the Supervisory Board whether and up to which amount it proposes the distribution of a potential balance sheet profit may also not be limited; and

(iii) die ordentliche Hauptversammlung weder an den Beschlussvorschlag des Vorstands noch an denjenigen des Aufsichtsrats hinsichtlich der Verwendung des Bilanzgewinns gebunden ist und ungeachtet der Gewinnverwendungsvorschläge von Vorstand und Aufsichtsrat eine andere Verwendung des Bilanzgewinns beschließen kann. Darüber hinaus sollten Anleihegläubiger beachten, dass eine Minderheit von Aktionären, deren Anteile zusammen 5% des Grundkapitals oder den anteiligen Betrag von €500.000,00 erreichen, den Gewinnverwendungsbeschluss, der einen Bilanzgewinn, der nicht nach Gesetz oder Satzung von der
(iii) the ordinary General Meeting of Shareholders is neither bound by any proposal submitted by the Management Board nor by the Supervisory Board regarding the appropriation of profits and may resolve on a different use of the balance sheet profit regardless of the proposals of the Management Board and the Supervisory Board. Furthermore, Bondholders should be aware that a minority of shareholders holding at least 5 per cent. of the share capital of the Issuer or a proportional amount of Euro 500,000 may challenge the resolution regarding the appropriation of profits, pursuant to

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Verteilung an die Aktionäre ausgeschlossen ist, in die Gewinnrücklagen einstellt oder als Gewinn vorträgt, mit der Begründung anfechten kann, dass die Einstellung in die Gewinnrücklage oder der Gewinnvortrag bei vernünftiger kaufmännischer Beurteilung nicht notwendig sei, um die Lebens- und Widerstandsfähigkeit der Gesellschaft für einen hinsichtlich der wirtschaftlichen und finanziellen Notwendigkeiten übersehbaren Zeitraum zu sichern, und dass dadurch unter den Aktionären keine Dividende in Höhe von mindestens vier vom Hundert des Grundkapitals abzüglich von noch nicht geforderten Einlagen verteilt werden kann. Anleihegläubiger sind nicht berechtigt, irgendwelche Ansprüche gegen den Vorstand, den Aufsichtsrat oder einzelne Aktionäre wegen der Ausschüttung einer Dividende geltend zu machen.
which a balance sheet profit which according to the law or the Articles of Association is not excluded from the distribution among the shareholders, is appropriated to the profit reserve or the retained earnings on the grounds that the appropriation to the profit reserves or retained earnings is not, according to the judgment of a reasonable businessman, necessary in order to ensure the viability and resilience of the company for a period during which economic and financial needs can be foreseen and, as a result, it is not possible to pay shareholders a dividend of at least four percent of the share capital less any contributions not yet called. Bondholders shall not be entitled to any recourse against the Management Board, the Supervisory Board or individual shareholders for the distribution of a dividend.

(5) Verschmelzung. Im Fall einer Verschmelzung (§ 2 UmwG) mit der Infineon Technologies AG als übertragendem Rechtsträger im Sinn des Umwandlungsgesetzes vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag hat ein Anleihegläubiger bei Ausübung seines Wandlungsrechts Anspruch auf die Anzahl von Aktien (die Erwerberaktien), die sich gemäß der nachstehenden Formel ergibt, und danach beziehen sich diese Anleihebedingungen auf die Erwerberaktien, als handele es sich um Aktien:
(5) Merger. In the event of a merger (§ 2 German Transformation Act; “Verschmelzung”) of Infineon Technologies AG as transferor entity within the meaning of the German Transformation Act (Umwandlungsgesetz) prior to the last day of the Conversion Period or an earlier date of redemption, a Bondholder, upon exercise of his Conversion Right, is entitled to such number of Shares (the Transferee Shares) as is calculated pursuant to the following formula and thereafter the provisions of these Terms and Conditions shall apply to the Transferee Shares as if they were Shares:

wobei:			where:

E’	=	das Wandlungsverhältnis in Bezug auf die Erwerberaktien,	E’	=	the Conversion Ratio with respect to the Transferee Shares,

E	=	das Wandlungsverhältnis am Stichtag, und	E	=	the Conversion Ratio on the Record Date, and

TS	=	die Anzahl Erwerberaktien, zu der ein Inhaber von Aktien in Bezug auf eine Aktie berechtigt ist.	TS	=	the number of Transferee Shares to which a shareholder of Shares is entitled to with respect to one Share.

(6) Andere Reorganisation. Im Fall einer Aufspaltung der Infineon Technologies AG (§ 123(1) UmwG) oder einer Abspaltung (§ 123(2) UmwG) vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag hat ein Anleihegläubiger bei Ausübung seines Wandlungsrechts (im Fall einer Abspaltung von Vermögen der Infineon Technologies AG zusätzlich zu seinem Recht, Aktien aufgrund der Ausübung seines Wandlungsrechts zu erhalten) Anspruch auf die Anzahl von Aktien an dem oder den übernehmenden Rechtsträger(n) (die Aktien der übernehmenden Rechtsträger), die sich gemäß der nachstehenden Formel ergibt, und danach beziehen sich diese Anleihebedingungen auf die Aktien des übernehmenden Rechtsträgers als handele es sich um Aktien:
(6) Other Reorganization. In the event of a split-up of Infineon Technologies AG (§ 123 (1) German Transformation Act; “Aufspaltung” ) or a spin-off (§ 123 (2) German Transformation Act; “Abspaltung”) prior to the last day of the Conversion Period or an earlier date of redemption, a Bondholder, upon exercise of his Conversion Right, is (in the case of a spin-off with respect to assets at Infineon Technologies AG, in addition to his right to receive Shares upon exercise of his Conversion Right) entitled to such number of shares in the acquiring entity or entities, as the case may be (the Acquiring Entity Shares), as is calculated pursuant to the following formula and thereafter the provisions of these Terms and Conditions shall apply to the Acquiring Entity Shares as if they were Shares:

wobei:			where:

E’	=	das Wandlungsverhältnis in Bezug auf die Aktien der übernehmenden Rechtsträger,	E’	=	the Conversion Ratio with respect to the Acquiring Entity Shares,

E	=	das Wandlungsverhältnis am Stichtag, und	E	=	the Conversion Ratio on the Record Date, and

AS	=	die Anzahl Aktien der übernehmenden Rechtsträger, zu der ein Inhaber von Aktien in Bezug auf eine Aktie berechtigt ist.	AS	=	the number of Acquiring Entity Shares to which a shareholder of Shares is entitled to with respect to one Share.

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(7) Andere Ereignisse. Bei einer Verschmelzung, bei der die Infineon Technologies AG der übernehmende Rechtsträger ist, bei einer Ausgliederung eines oder mehrerer Vermögenswerte durch Infineon Technologies AG (§ 123(3) UmwG) oder bei einem ähnlichen Ereignis vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag bleibt das Wandlungsverhältnis unverändert.
(7) Other Events. In the event of a merger whereby Infineon Technologies AG is the acquiring entity, of a drop-down of one or more parts of its assets by Infineon Technologies AG (§ 123 (3) German Transformation Act; “Ausgliederung”), or of an analogous event, prior to the last day of the Conversion Period or an earlier date of redemption the Conversion Ratio shall remain unchanged.

(8) Mehrfache Anpassung. Sofern eine Anpassung des Wandlungsverhältnisses nach mehr als einer der Vorschriften der Absätze (1)(a), (1)(b), (2), (3), (4), (5) und/oder (6) durchzuführen ist und der Stichtag für diese Anpassungen auf denselben Tag fällt, wird — es sei denn die Reihenfolge der Ereignisse, die eine Anpassung auslösen, wurde von der Infineon Technologies AG anders festgelegt - zuerst eine Anpassung nach den Vorschriften von Absatz (1)(b), zweitens nach den Vorschriften von Absatz (4), drittens nach den Vorschriften von Absatz (1)(a), viertens nach den Vorschriften von Absatz (2), fünftens nach den Vorschriften von Absatz (3), sechstens nach den Vorschriften von Absatz (5) und schließlich nach den Vorschriften von Absatz (6) durchgeführt.
(8) Multiple Adjustment. If adjustments of the Conversion Ratio are required under more than one of the subsections (1) (a), (1) (b), (2), (3), (4), (5) and/or (6), and the Record Date for such adjustments shall occur on the same date, then, unless the order of the events requiring such adjustments is otherwise specified by Infineon Technologies AG, such adjustments shall be made by applying, first, the provisions of subsection (1) (b), second, the provisions of subsection (4), third, the provisions of subsection (1) (a), fourth, the provisions of subsection (2), fifth, the provisions of subsection (3), sixth, the provisions of subsection (5) and finally the provisions of subsection (6).

(9) Andere Anpassungen. Bei dem Eintritt eines anderen Ereignisses vor dem letzten Tag des Ausübungszeitraums oder einem früheren Rückzahlungstag, das nach der Auffassung der Umtauschstelle (§ 17(1)) das Wandlungsverhältnis oder den Wandlungspreis berührt, wird die Umtauschstelle (§ 17(1)) solche Anpassungen gemäß § 317 BGB vornehmen, die die Umtauschstelle (§ 17(1)) (mit Zustimmung der Anleiheschuldnerin) in Bezug auf ein solches Ereignis für angemessen hält.
(9) Other Adjustments. If any other event occurs prior to the last day of the Conversion Period or an earlier date of redemption which in the opinion of the Conversion Agent (§ 17(1)) affects the Conversion Ratio or the Conversion Price, the Conversion Agent (§ 17(1)) shall make such adjustments in accordance with § 317 of the German Civil Code as the Conversion Agent (§ 17(1)) shall (with the consent of the Issuer) consider appropriate to take account of such event.

(10) Wirksamkeit der Anpassungen. Die Anpassungen in Übereinstimmung mit den vorstehenden Bestimmungen werden am Ex-Tag wirksam, sofern der Ex-Tag nicht nach dem letzten Tag des Ausübungszeitraums (einschließlich) liegt.
(10) Effectiveness of Adjustments. Adjustments in accordance with the foregoing shall become effective as of the Ex Date, provided the Ex Date is not later than the last day of the Conversion Period (inclusive).

(11) Berechnung der Anpassungen. Anpassungen nach den vorstehenden Absätzen werden durch die Umtauschstelle (§ 17(1)) berechnet und sind (sofern nicht ein offensichtlicher Fehler vorliegt) für alle Beteiligten bindend. Das Wandlungsverhältnis, berechnet in Übereinstimmung mit den vorstehenden Bestimmungen, wird nach deutschen kaufmännischen Grundsätzen auf vier Dezimalstellen gerundet. Die Umtauschstelle (§ 17(1)) haftet dafür, dass sie im Zusammenhang mit den Schuldverschreibungen Anpassungen vornimmt oder nicht vornimmt oder sonstige Maßnahmen trifft oder unterlässt, nur, wenn und soweit sie die Sorgfalt eines ordentlichen Kaufmanns verletzt. Die Umtauschstelle (§ 17(1)) kann zusammen mit der Anleiheschuldnerin den Rat eines oder mehrerer Rechtsanwälte, Wirtschaftsprüfer oder anderer Sachverständiger einholen, deren Beratung oder Dienste sie für notwendig hält und sich nach Konsultation mit der Anleiheschuldnerin auf eine solche Beratung verlassen. Die Umtauschstelle (§ 17(1)) übernimmt keinerlei Haftung gegenüber der Anleiheschuldnerin, der Garantin oder den Anleihegläubigern im Zusammenhang mit Maßnahmen, die in Übereinstimmung mit einer solchen Beratung und unter Anwendung der Sorgfalt eines ordentlichen Kaufmanns vorgenommen bzw. unterlassen oder geduldet worden sind.
(11) Calculations of Adjustments. Adjustments in accordance with the foregoing clauses shall be calculated by the Conversion Agent (§ 17(1)) and shall be (in the absence of manifest error) binding on all parties concerned. The Conversion Ratio determined in accordance with the preceding provisions shall be rounded to four decimal points in accordance with German business practice. The Conversion Agent (§ 17(1)) shall only be liable for making, or not making, adjustments or taking, or not taking, any other measures in connection with these Bonds, if and to the extent that it fails to show the due care of a proper merchant. The Conversion Agent (§ 17(1)) may, jointly with the Issuer, engage the advice or services of any lawyers, accountants or other experts whose advice or services the Conversion Agent (§ 17(1)) may deem necessary and rely, after consultation with the Issuer, upon any advice so obtained (and the Conversion Agent (§ 17(1)) shall incur no liability against the Issuer or the Guarantor or the Bondholders in respect of any action taken, or not taken, or suffered to be taken, or not taken, in accordance with such advice and in exercising due care of a proper merchant).

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(12) Definitionen. In diesen Anleihebedingungen	(12) Definitions. In these Conditions of Issue:
bedeutet:

Außerordentliche Dividende: Wenn am Stichtag der sich für eine Aktie ergebende Gesamtbetrag (x) einer Bardividende zuzüglich (y) den Beträgen aller übrigen Bardividenden auf Aktien, bei denen der Ex-Tag innerhalb der letzten aufeinanderfolgenden 365 Tage vor dem Stichtag lag (wobei für den Fall, dass innerhalb dieses Zeitraums von 365 Tagen Bardividenden für zwei unterschiedliche Geschäftsjahre gezahlt worden sind, die erste Zahlung für das frühere Geschäftsjahr nicht berücksichtigt wird), berechnet je Aktie den niedrigeren Wert der Referenzdividende und 5% des volumengewichteten Durchschnitts der XETRA Notierungen an jedem Börsenhandelstag während der Relevanten Periode erreicht oder übersteigt, ist Außerordentliche Dividende im Sinne von Absatz (4) der Betrag bestehend aus (i) dem Betrag der Bardividende gemäß (x) zuzüglich (ii) dem Gesamtbetrag aller übrigen Bardividenden gemäß (y) abzüglich (iii) dem Gesamtbetrag aller Bardividenden, für die eine Anpassung des Wandlungsverhältnisses nach Absatz (4) bereits zuvor durchgeführt worden ist und bei denen der Ex-Tag in der Relevanten Periode lag.
Extraordinary Dividend: If on the Record Date the aggregate amount of (x) any Cash Dividend together with (y) the amounts of all other Cash Dividends on the Shares, for which the Ex Date occurred in the 365 consecutive day period prior to the Record Date (whereby, in a situation where cash dividends for two different Financial Years have been paid during this 365-day-period, the first payment for the previous Financial Year will not be taken account of), equals or exceeds on a per share basis the lesser of the Reference Dividend and 5% of the volume weighted average of the XETRA-Quotations for each Stock Exchange Trading Day during the Relevant Period, the Extraordinary Dividend in the meaning of subsection (4) shall, to be (i) the amount of the Cash Dividend mentioned under (x), plus (ii) the aggregate amount of all other Cash Dividends mentioned under (y), minus (iii) the aggregate amount of all Cash Dividends for which a prior adjustment of the Conversion Ratio was previously made under subsection (4) and for which the Ex Date occurred in the Relevant Period.

Bardividende ist der Betrag einer etwaigen Bardividende vor Abzug von Quellensteuer.	Cash Dividend shall refer to the amount of any cash dividend prior to deduction of any withholding tax.

Bezugsrechtswert ist (berechnet je Aktie):	Subscription Value shall mean (calculated on a per share basis):

(i) der Schlusskurs des Rechts zum Bezug der eigenen Aktien oder der Wertpapiere mit Bezugs-, Options- oder Wandelrechten auf Aktien oder zum Bezug der Sonstigen Wertpapiere am Ex-Tag, oder	(i) the closing price of the right to subscribe own shares or securities with subscription, option or conversion rights in relation to Shares or to subscribe Other Securities, on the Ex Date, or

(ii) falls ein solcher Kurs nicht feststellbar ist, der Wert dieses Rechts, der von der Umtauschstelle (§ 17(1)) bestimmt wird.	(ii) in case such price shall not be available, the value of the subscription right which shall be determined by the Conversion Agent (§ 17(1)).

Durchschnittlicher Marktpreis ist der volumengewichtete Durchschnitt der XETRA Notierungen für die kürzeste der nachfolgenden Zeitspannen (mit der Maßgabe, dass eine Zeitspanne mindestens einen Börsenhandelstag umfasst):
Average Market Price means the volume weighted average of the XETRA-Quotations for the shorter of (with the proviso that any period shall at least last one Stock Exchange Trading Day):

(i) die zehn aufeinanderfolgenden Börsenhandelstage, die dem relevanten Stichtag vorangehen, oder	(i) ten consecutive Stock Exchange Trading Days prior to the relevant Record Date, or

(ii) die Zeitspanne, die am ersten Börsenhandelstag nach dem Tag beginnt, an dem die maßgebliche Ausgabe oder Ausschüttung öffentlich bekanntgemacht wurde, und an dem Börsenhandelstag endet, der dem relevanten Stichtag vorangeht, oder

(ii) the period commencing on the Stock Exchange Trading Day next succeeding the first public announcement of the relevant issuance or distribution and proceeding through the Stock Exchange Trading Day prior to the relevant Record Date, or

(iii) die Zeitspanne, die am Ex-Tag der letzten Ausgabe oder Ausschüttung beginnt, für die eine Anpassung erforderlich ist, und die am letzten Börsenhandelstag vor dem relevanten Stichtag endet.
(iii) the period, commencing on the Ex Date with respect to the next preceding issuance or distribution for which an adjustment is required, and ending on the last Stock Exchange Trading Day prior to the relevant Record Date.

Ex-Tag ist jeweils der erste Börsenhandelstag, an dem die Aktie “ohne Dividende” bzw. “ohne Bezugsrecht” oder ohne sonstige Rechte, auf die vom Kurs für die jeweils in Bezug genommene Ausschüttung und/oder außerordentliche Dividende von Zeit zu Zeit ein Abschlag in XETRA gemacht wird, gehandelt wird.
Ex Date shall mean the first Stock Exchange Trading Day on which the Shares are traded “ex dividend” or “ex subscription right” or ex any other right which, in view of the respective distribution and/or extraordinary dividend, are deducted from time to time from the quoted price in XETRA.

Geschäftsjahr ist das satzungsmäßige Geschäftsjahr der Infineon Technologies AG.	Financial Year means the financial year as set out in the articles of association of Infineon Technologies AG.

Referenzdividende ist die Bardividende, die den Aktionären der Infineon Technologies AG für das Geschäftsjahr, welches am 30. September 2008 endete, gezahlt wurde.	Reference Dividend shall mean the cash dividend paid to the shareholders of Infineon Technologies AG for the Financial Year ended on 30 September 2008.

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Die Relevante Periode beginnt am ersten Börsenhandelstag nach dem Ex-Tag für die zeitlich erste der zusammengerechneten Bardividenden und endet an dem Börsenhandelstag, der dem Ex-Tag für die Bardividende vorangeht, aufgrund derer die Außerordentliche Dividende berechnet wird, mit der Maßgabe, dass für den Fall, dass es während der letzten 365 Tage keinen Ex-Tag in XETRA gab, die Relevante Periode den gesamten Zeitraum der 365 vorangehenden Tage ausmacht.
The Relevant Period commences on the first Stock Exchange Trading day after the Ex Date of the first of the aggregated Cash Dividends and ends on the Stock Exchange Trading Day prior to the Ex Date with respect to the Cash Dividend which caused the calculation of the Extraordinary Dividend, with the proviso that in case there was no Ex Date during the last 365 consecutive day period in XETRA, the Relevant Period shall be the entire period of the 365 preceding days.

Stichtag ist, je nachdem was zeitlich früher gelegen ist, entweder (i) der relevante Zeitpunkt für die Bestimmung der Aktionäre, die Rechte, Bezugsrechte, Options- oder Wandelrechte oder Ausschüttungen, Erwerberaktien oder Aktien des übernehmenden Rechtsträgers erhalten, oder (ii) der Börsenhandelstag, der dem Ex-Tag unmittelbar vorangeht.
Record Date shall mean the time and date being the earlier of (i) the relevant time of the determination of shareholders entitled to receive rights, subscription rights, option or conversion rights, Distributions, Transferee Shares or Acquiring Entity Shares, or (ii) the Stock Exchange Trading Day, which immediately precedes the Ex Date.

Verkaufsoptionswert ist (berechnet je Aktie):	Put Option Value shall mean (calculated on a per share basis):

(i) der Schlusskurs des Rechts zum Verkauf eigener Aktien am Ex-Tag, oder	(i) the closing price of the right to sell own Shares on the Ex Date, or

(ii) falls ein solcher Kurs nicht feststellbar ist, der Wert dieser Verkaufsoption, der von der Umtauschstelle (§ 17(1)) bestimmt wird.	(ii) in case such price shall not be available, the value of the put option which shall be determined by the Conversion Agent (§ 17(1)).

(13) Bekanntmachung von Anpassungen. Die Anleiheschuldnerin wird eine Anpassung des Wandlungsverhältnisses und des Wandlungspreises und/oder jede andere Anpassung der Bedingungen des Wandlungsrechts in Übereinstimmung mit § 18 bekannt machen.
(13) Notices of Adjustment. The Issuer shall give notice in accordance with § 18 of an adjustment of the Conversion Ratio and the Conversion Price and/or any other adjustment of the terms of the Conversion Right.

§12	§ 12
Darlehensvertrag; Sicherheiten; Sicherungsabtretung	Loan Agreement; Collateral; Security Assignment

(1) Darlehensvertrag. Die Anleiheschuldnerin hat aufgrund eines zwischen der Anleiheschuldnerin als Darlehensgeberin und der Infineon Technologies AG als Darlehensnehmerin abgeschlossenen Darlehensvertrages mit Datum vom 26. Mai 2009 (der Darlehensvertrag) den Erlös aus dem Verkauf der Schuldverschreibungen in Höhe von €181.516.800 an die Infineon Technologies AG als Darlehen (das Darlehen) ausgezahlt. Die Forderungen der Anleiheschuldnerin auf Zahlung von Kapital sowie sämtliche sonstiger Beträge aus dem Darlehen sind nachrangig gegenüber ranghöheren, nicht nachrangigen Forderungen aller anderen Gläubiger der Infineon Technologies AG. Diese Nachrangigkeit hat zur Folge, dass im Fall der Auflösung, der Insolvenz oder anderer Verfahren zur Abwendung der Insolvenz, jede Zahlung, die aus dem Darlehen fällig wird, erst erfolgt, nachdem alle Forderungen gegen Infineon Technologies AG erfüllt worden sind, die ranghöher und nicht nachrangig sind. Die Forderungen der Anleiheschuldnerin in Bezug auf jegliche Zinszahlungen auf die Schuldverschreibungen sind nicht nachrangige Verbindlichkeiten der Infineon Technologies AG, die mit allen anderen nicht nachrangigen Verbindlichkeiten der Infineon Technologies AG gleichrangig sind. Jedes Recht der Aufrechnung mit Ansprüchen aus dem Darlehen gegen Ansprüche der Infineon Technologies AG ist ausgeschlossen.
(1) Loan Agreement. The Issuer, pursuant to a loan agreement dated 26 May 2009 (the Loan Agreement) between the Issuer as lender and Infineon Technologies AG as borrower, has disbursed the proceeds from the sale of the Bonds in an amount of €181,516,800 by way of loan (the Loan) to Infineon Technologies AG. The claims of the Issuer for payment of principal arising under the Loan shall be subordinated to the claims of all other creditors of Infineon Technologies AG which are senior and not subordinated. Such subordination shall mean that in any event of liquidation, bankruptcy or other proceedings to avoid bankruptcy any payment which might become due under the Loan shall be made only after all claims against Infineon Technologies AG which are senior and not subordinated have been satisfied. The claims of the Issuer for payment of interest arising under the Loan shall constitute direct and unsubordinated obligations of Infineon Technologies AG and rank pari passu without any preference among themselves and at least pari passu with all other unsubordinated obligations of Infineon Technologies AG. Any right to set-off claims arising from the Loan against claims of Infineon Technologies AG shall be excluded.

Die im vorangegangenen Satz geregelte Nachrangigkeit im Hinblick auf einen Zugehörigen Darlehensanspruch (§ 12(3)(a)), der einer Schuldverschreibung zuzurechnen ist, für die das Wandlungsrecht wirksam ausgeübt worden ist, ist auflösend bedingt durch die Ausübung des Wandlungsrechts
The subordination specified in the foregoing sentence with respect to the Appertaining Claim (§ 12(3)(a)) attributable to a Bond for which the Conversion Right has been validly exercised shall be subject to the condition subsequent (auflösende Bedingung) of the exercise of

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und endet mit Wirkung zum Ausgabetag am Tag unmittelbar vor dem Ausübungstag um 24:00 Uhr. Die Nachrangigkeit darf die Ausübung des Wandlungsrechts (§ 7(1)) auf der Grundlage des
§ 194(1) S. 2 AktG nicht beeinträchtigen. Die Fälligkeiten von Zahlungen auf das Darlehen entsprechen den Fälligkeiten von Zahlungen auf die Schuldverschreibungen; bei vorzeitiger Rückzahlung der Schuldverschreibungen ist das Darlehen entsprechend vorzeitig in Höhe des Zugehörigen Darlehensanspruchs (§ 13(2)) zurückzuzahlen; ferner ermäßigt sich der Nennbetrag des Darlehens in Höhe des Zugehörigen Darlehensanspruchs (§ 13(2)) bei wirksamer Ausübung des Wandlungsrechts durch Lieferung der Schuldverschreibungen gemäß § 8(2). Die Anleiheschuldnerin und die Infineon Technologies AG haben sich in dem Darlehensvertrag verpflichtet (vorbehaltlich der nachfolgenden Sätze), die Bestimmungen des Darlehensvertrages nicht zu ändern oder aufzuheben und alles zu unterlassen, was die Rechte der Anleihegläubiger aus der Sicherungsabtretung (§ 13(2)) beeinträchtigen könnte. Kopien des Darlehensvertrages werden bei der Zahlstelle (§ 17(1)) zur kostenlosen Ausgabe bereitgehalten.
the Conversion Right and terminate with effect as of the Issue Date on the day immediately prior to the Conversion Date at 24 hours. The exercise of the Conversion Right (§ 7(1)) in reliance on § 194(1) sentence 2 of the German Stock Corporation Act shall not be affected by the subordination. The due dates for payments under the Loan correspond to the due dates for payments under the Bonds; in the event of an early redemption of Bonds the Loan is likewise subject to early repayment in an amount equal to the respective Appertaining Claims (§ 13(2)); finally, the nominal amount of the Loan will be reduced in an amount equal to the Appertaining Claim (§ 13(2)) if the Conversion Right is validly exercised by delivering Bonds pursuant to § 8(2). The Issuer and Infineon Technologies AG have agreed in the Loan Agreement (subject to the following sentences) not to amend or terminate any provisions of the Loan Agreement and to refrain from anything which could impair the rights of the Bondholders under the security assignment (§ 13(2)). Copies of the Loan Agreement are available free of charge at the Paying Agent (§ 17(1)).

(2) Sicherheiten. Die Anleiheschuldnerin hat zur Sicherstellung der ordnungsgemäßen und fristgemäßen Bedienung ihrer Zinszahlungspflichten auf die Schuldverschreibungen in dem zwischen ihr und Citibank, N.A. London Branch (die Sicherheitentreuhänderin) geschlossenen Sicherheitentreuhandvertrag (der Sicherheitentreuhandvertrag) an die Sicherheitentreuhänderin zugunsten der jeweiligen Anleihegläubiger ihre Ansprüche aus einem Bankkonto verpfändet, dem €7.335.000 gutgeschrieben sind. Der dem Bankkonto gutgeschriebene Betrag wird in Übereinstimmung mit den Bedingungen des Sicherheitentreuhandvertrags zu jedem Zeitpunkt dem zur Erfüllung der am jeweils relevanten Zinszahlungstag fälligen Zinszahlungsverpflichtungen erforderlichen Betrag entsprechen. Niemand außer der Sicherheitentreuhänderin ist berechtigt, die Vollstreckung in das verpfändete Bankkontos zu betreiben, oder Rechte, Ansprüche oder Rechtsmittel in Bezug auf das verpfändete Bankkonto geltend zu machen, oder in anderer Weise direkten Rückgriff auf das verpfändete Bankkonto zu nehmen, außer über die Sicherheitentreuhänderin. Eine Kopie des Sicherheitentreuhandvertrags ist diesen Anleihebedingungen als Anhang A beigefügt.
(2) Collateral. Pursuant to a collateral agency agreement (the Collateral Agency Agreement) entered into by and between the Issuer and Citibank, N.A. London Branch (the Collateral Agent), the Issuer has granted to the Collateral Agent for the benefit of the Bondholders a pledge of all its claims under a cash account to which €7,335,000 are credited to collateralize the obligations of the Issuer to pay interest under the Bonds. At all times, in accordance with the conditions set forth in the Collateral Agency Agreement, the cash amount credited to the cash account will be sufficient to fulfill the outstanding interest payment obligations due on the relevant Interest Payment Date. No person other than the Collateral Agent shall be entitled to enforce such pledged cash account or exercise any rights, claims, remedies or powers in respect of the pledged cash account or have otherwise any direct recourse to the pledged cash account except through the Collateral Agent. A copy of the Collateral Agency Agreement is attached to these Terms and Conditions as Annex A.

(3) Sicherungsabtretung.	(3) Security Assignment.

(a) In Übereinstimmung mit den Bestimmungen des Darlehensvertrages hat die Anleiheschuldnerin die Ansprüche gegen die Infineon Technologies AG auf Zahlung des Kapitals des Darlehens in Höhe eines Betrages, der sämtlichen Zugehörigen Darlehensansprüchen entspricht, an die für Rechnung der Anleihegläubiger handelnde Citibank, N.A. London Branch zur Sicherheit für die Ansprüche auf Zahlung von Kapital aus den Schuldverschreibungen abgetreten. Bei der Abtretung entfällt auf jede Schuldverschreibung ein Teilbetrag aus dem Darlehen (jeweils der Zugehörige Darlehensanspruch), der dem Nennbetrag entspricht

(a) In accordance with the provisions of the Loan Agreement, the Issuer has assigned the claims against Infineon Technologies AG for payment of principal under the Loan in an amount equal to the aggregate Appertaining Claims to Citibank, N.A. London Branch acting on account of the Bondholders for the purpose of securing the claims for payment of principal of the Bonds. Upon such assignment, a partial amount of the Loan (each an Appertaining Claim) will be attributable to each Bond, such partial amount being equal to the Principal Amount.

Hinsichtlich jeder Schuldverschreibung erfolgt die Sicherungsabtretung auflösend bedingt durch die Rückzahlung der Schuldverschreibungen ohne Ausübung des Wandlungsrechts. Citibank, N.A. London Branch ist ermächtigt, die Abtretung für Rechnung der Anleihegläubiger anzunehmen.

In respect of each Bond, such transfer for security purposes will be subject to the conditions subsequent (auflösende Bedingung) of the redemption of the Bonds with Appertaining Claims without exercise of the Conversion Right. Citibank, N.A. London Branch shall be authorized to accept the transfer on account of the Bondholders.

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(b) Der Zugehörige Darlehensanspruch, der sich auf eine Schuldverschreibung bezieht, ist mit der jeweiligen Schuldverschreibung untrennbar verbunden. Mit jeder Übertragung einer Schuldverschreibung geht auch der Zuge hörige Darlehensanspruch über, ohne dass es dafür einer ausdrücklichen rechtsgeschäftlichen Erklärung bedarf. Jede gesonderte Verfügung über den Zugehörigen Darlehensanspruch, insbesondere jede gesonderte Abtretung, Verpfändung oder sonstige Belastung, ist nichtig. Bei Ausübung des Wandlungsrechts durch Lieferung der Schuldverschreibungen geht der Zugehörige Darlehensanspruch auf die Infineon Technologies AG über und erlischt damit.

(b) The Appertaining Claim related to each Bond is undetachable from the relevant Bond. Any transfer of a Bond results in the transfer of the Appertaining Claim without any explicit declaration of transfer being required. Any separate disposal, in particular any separate assignment, pledge or other encumbrance of the Appertaining Claim shall be void. In the event of the exercise of the Conversion Right by delivery of Bonds the Appertaining Claim shall pass to Infineon Technologies AG and expire therewith.

§13	§ 13
Nachrangige Garantie und Negativverpflichtung der Infineon Technologies AG	Subordinated Guarantee and Negative Pledge of Infineon Technologies AG

(1) Garantie und Negativverpflichtung. In Übereinstimmung mit diesen Anleihebedingungen hat die Garantin am 26. Mai 2009 gegenüber der Citibank, N.A. London Branch zugunsten der Anleihegläubiger, vorbehaltlich § 7(5) bis § 7(12), die unbedingte, unwiderrufliche und (i) in Bezug auf die ordnungsgemäße und pünktliche Zahlung auf den Nennbetrag der Schuldverschreibungen, nachrangige, sowie (ii) in Bezug auf die ordnungsgemäße und pünktliche Zahlung jeglicher Zinszahlungen auf die Schuldverschreibungen, nicht nachrangige Garantie (die Garantie), übernommen. Die Garantin hat sich in der Garantie verpflichtet, solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, an dem sämtliche nach diesen Anleihebedingungen an die Anleihegläubiger zahlbaren Beträge der Zahlstelle (§ 17(1)) zur Verfügung gestellt und alle sich aus § 7 ergebenden Pflichten erfüllt wurden, keine Sicherheiten an ihren Vermögensgegenständen zur Besicherung von nachrangigen Kapitalmarktverbindlichkeiten einschließlich hierfür abgegebener Garantien und anderer Gewährleistungen zu bestellen, ohne dass die Anleihegläubiger gleichzeitig im gleichen Rang anteilig an dieser Sicherheit teilnehmen. Die Verpflichtungserklärung nach Satz 2 findet keine Anwendung auf eine Sicherheit, die (i) nach dem anzuwendenden Recht zwingend notwendig oder (ii) als Voraussetzung einer staatlichen Genehmigung erforderlich ist. Jede nach Satz 2 zu leistende Sicherheit kann auch zugunsten einer Person bestellt werden, die als Treuhänder der Anleihegläubiger handelt.
(1) Guarantee and Negative Pledge. On 26 May 2009 the Guarantor has, subject to § 7(5) through § 7(12), unconditionally, and irrevocably guaranteed (the Guarantee) towards Citibank, N.A. London Branch for the benefit of the Bondholder, on (i) a subordinated basis for to the due and punctual payment of the principal amount under the Bonds and (ii) an unsubordinated basis for the due and punctual payment of any and all interest under the Bonds. The Guarantor has undertaken in the Guarantee, so long as any Bonds shall remain outstanding, but only up to the time at which all amounts payable to the Bondholders under the Bonds in accordance with these Terms and Conditions have been placed at the disposal of the Paying Agent (§ 17(1)) and all obligations pursuant to § 7 have been fulfilled, not to secure any subordinated Capital Market Indebtedness, including any guarantees or other indemnities assumed in respect thereof, upon any of its assets without at the same time providing that the Bondholders share equally and ratably in such security. The undertaking pursuant to sentence 2 shall not apply to a security which is (i) mandatory according to applicable laws or (ii) required as a prerequisite for governmental approvals. Any security which is to be provided pursuant to sentence 2 may also be provided to a person acting as trustee for the Bondholders.

(2) Vertrag zugunsten Dritter. Die Garantie stellt einen Vertrag zugunsten der Anleihegläubiger als begünstigte Dritte im Sinne des § 328(1) BGB dar, der jedem Anleihegläubiger, vorbehaltlich
§ 7(5) bis § 7(12), das Recht gibt, Erfüllung der in der Garantie übernommenen Verpflichtungen unmittelbar von der Garantin zu verlangen und diese Verpflichtungen, vorbehaltlich § 7(5) bis
§ 7(12), unmittelbar gegen die Garantin durchzusetzen.
(2) Contract for the Benefit of Third Parties. The Guarantee constitutes a contract for the benefit of the Bondholders as third party beneficiaries within the meaning of § 328(1) of the German Civil Code giving rise to the right of each Bondholder, subject to
§ 7(5) through § 7(12), to require performance of the obligations therein directly from the Guarantor and, subject to § 7(5) through
§ 7(12), to enforce such obligations directly against the Guarantor.

§14	§ 14
Änderung der Kontrolle	Change of Control

(1) Benachrichtigung über Änderung der Kontrolle. Falls eine Änderung der Kontrolle (wie unten definiert) eintritt, wird die Anleiheschuldnerin:	(1) Notice of Change of Control. If a Change of Control (as defined below) occurs, the Issuer will:

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(i) die Änderung der Kontrolle unverzüglich, nachdem sie Kenntnis hiervon erhalten hat, gemäß § 18 bekanntmachen; und	(i) give notice by publication in accordance with § 18 promptly after becoming aware of the Change of Control; and

(ii) für Zwecke des § 14(2) und (3) einen Geschäftstag bestimmen (der Kontrollstichtag) und den Kontrollstichtag gemäß § 18 bekanntmachen.	(ii) fix a Business Day (the Control Record Date) for the purposes of § 14(2) and (3) and give notice of the Control Record Date by publication in accordance with § 18.

Der Kontrollstichtag darf nicht weniger als 40 und nicht mehr als 60 Tage nach der Bekanntmachung der Änderung der Kontrolle gemäß § 18 liegen.	The Control Record Date shall be not less than 40 nor more than 60 days after the notice of the Change of Control is published in accordance with § 18.

(2) Vorzeitige Rückzahlung nach Wahl des Anleihegläubigers. Falls die Anleiheschuldnerin gemäß § 14(1) die Änderung der Kontrolle bekanntgegeben hat, ist jeder Anleihegläubiger nach seiner Wahl berechtigt, durch Erklärung gegenüber der Zahlstelle (§ 17(1)) mit einer Frist von mindestens 20 Tagen vor dem Kontrollstichtag von der Anleiheschuldnerin am Kontrollstichtag Rückzahlung aller oder eines Teils seiner Schuldverschreibungen, die noch nicht gewandelt oder fällig gestellt wurden, zum Kontrollwechsel-Ausübungspreis (wie nachstehend definiert). Jede Erklärung des Anleihegläubigers nach diesem § 14(2) ist unwiderruflich und verpflichtet die Anleiheschuldnerin, die entsprechenden Schuldverschreibungen gemäß dem vorstehenden Satz zurückzuzahlen.
(2) Early Redemption at the Option of the Bondholders. If the Issuer publishes a notice of Change of Control in accordance with § 14(1), each Bondholder may at its option, on giving not less than 20 days’’ notice to the Paying Agent (§ 17(1)) prior to the Control Record Date, require the Issuer to redeem on the Control Record Date any or all of its Bonds not previously converted or declared due for redemption at the Change of Control Put Price (as defined below) together with interest accrued thereon until (but not including) the date of redemption. Any notice by a Bondholder under this § 14(2) shall be irrevocable and shall oblige the Issuer to redeem the relevant Bonds in accordance with the preceding sentence.

Kontrollwechsel-Ausübungspreis =	Change of Control Put Price =

wobei:			where:

PA	=	der Nennbetrag ist;	PA	=	the Principal Amount;

Pr	=	anfängliche Wandlungsprämie in Höhe von 25% (ausgedrückt als Bruch);	Pr	=	the initial conversion premium of 25 per cent. (expressed as a fraction);

C	=	die Anzahl der Tage vom Kontrollstichtag (einschließlich) bis zum Rückzahlungstag (ausschließlich) ist; und	C	=	the number of days from and including the Control Record Date to but excluding the Maturity Date; and

T	=	die Anzahl der Tage vom Ausgabetag (einschließlich) bis zum Rückzahlungstag (ausschließlich) ist.	T	=	the number of days from and including the Issue Date to but excluding the Maturity Date.

(3) Falls die Anleiheschuldnerin gemäß § 14(1) die Änderung der Kontrolle bekanntgegeben hat, wird bei jeder Ausübung von Wandlungsrechten an oder vor dem Kontrollstichtag der Wandlungspreis gemäß der nachstehenden Formel angepasst:
(3) If the Issuer publishes a notice of Change of Control in accordance with § 14(1), then the Conversion Price upon any exercise of Conversion Rights on or before the Control Record Date will be adjusted pursuant to the following formula:

wobei:			where:

CRa	=	das angepasste Wandlungsverhältnis;	CRa	=	the adjusted Conversion Ratio;

CR	=	das Wandlungsverhältnis an dem Tag, an dem der Kontrollwechsel eintritt;	CR	=	the Conversion Ratio immediately prior to the date on which the Change of Control occurs;

Pr	=	anfängliche Wandlungsprämie in Höhe von 25% (ausgedrückt als Bruch);	Pr	=	the initial conversion premium of 25 per cent. (expressed as a fraction)

C	=	die Anzahl der Tage vom Kontrollstichtag (einschließlich) bis zum Rückzahlungstag (ausschließlich) ist; und	C	=	the number of days from and including the Control Record Date to but excluding the Maturity Date; and

T	=	die Anzahl der Tage vom Ausgabetag (einschließlich) bis zum Rückzahlungstag (ausschließlich) ist.	T	=	the number of days from and including the Issue Date to but excluding the Maturity Date.

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Eine Anpassung des Wandlungspreises erfolgt nicht, wenn bei Anwendung der vorstehenden Formel CRa geringer als CR wäre.	There will be no adjustment of the Conversion Ratio if CRa would by applying the above formula be lesser than CR.

Die Regelungen des § 9(7) gelten entsprechend.	The provisions of § 9(7) apply mutatis mutandis.

(4) Definitionen.	(4) Definitions.

Kontrolle bedeutet direktes oder indirektes (im Sinne des § 22 WpHG) rechtliches oder wirtschaftliches Eigentum von Aktien, die zusammen mehr als 50 % der Stimmrechte der Garantin gewähren.	Control means direct or indirect (within the meaning of § 22 of the WpHG) legal or beneficial ownership of shares carrying, in the aggregate, more than 50 per cent. of the voting rights in the Guarantor.

Ein Kontrollwechsel liegt vor, wenn	A Change of Control occurs if

(a) eine Person oder Personen, die gemeinsam handeln, nach dem Ausgabetag Kontrolle über die Garantin erwirbt bzw. erwerben; oder	(a) any Person or Persons acting in concert acquire Control of the Guarantor after the Issue Date; or

(b) die Garantin sämtliche oder nahezu sämtliche ihrer Vermögenswerte an eine Person (außer einer Tochtergesellschaft) veräußert oder anderweitig abgibt; oder	(b) the Guarantor sells or otherwise transfers all or substantially all of its assets to any Person (except for any Subsidiary); or

(c) im Falle eines freiwilligen oder obligatorischen Übernahmeangebotes für Aktien der Garantin eine Situation eintritt, in der Aktien, die sich bereits direkt oder indirekt in der Kontrolle des Bieters und/oder von Personen, die mit dem Bieter gemeinsam handeln, befinden, und Aktien, die diesen bereits im Rahmen des Angebots angedient wurden, zusammen mehr als 50 % der Stimmrechte der Garantin gewähren.

(c) in the event of a tender offer for shares of the Guarantor, whether mandatory or voluntary, a situation arises in which the shares already directly or indirectly in Control of the bidder and/or Persons acting in concert with the bidder and shares which have already been tendered in the tender offer, carry in aggregate more than 50 per cent. of the voting rights in the Guarantor.

Eine Person bezeichnet jede natürliche Person, Gesellschaft, Vereinigung, Firma, Partnerschaft, Joint Venture, Unternehmung, Zusammenschluss, Organisation, Fonds, Staat oder staatliche Einheit, unabhängig davon, ob es sich um eine selbständige juristische Person handelt oder nicht, aber unter Ausschluss der Tochtergesellschaften der Infineon Technologies AG, die direkt oder indirekt zu 100% von der Infineon Technologies AG gehalten werden.
A Person means an individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state, in each case whether or not being a separate legal entity, but excluding directly or indirectly wholly-owned subsidiaries of Infineon Technologies AG.

§15	§ 15
Kündigung durch Anleihegläubiger	Termination by Bondholders

(1) Kündigungsrecht. Jeder Anleihegläubiger ist berechtigt, durch Kündigung gegenüber einer Zahlstelle (§ 17(1)) seine sämtlichen Forderungen aus den Schuldverschreibungen fällig zu stellen und Rückzahlung zu deren Nennbetrag zuzüglich hierauf aufgelaufener Zinsen zu verlangen (sofern nicht der Kündigungsgrund nachweisbar geheilt wurde, bevor die Kündigung gegenüber einer Zahlstelle (§ 17(1)) erklärt wurde), wenn:
(1) Events of Default. Each Bondholder is entitled, by giving notice to a Paying Agent (§ 17(1)), to declare due and payable its entire claims arising from the Bonds and demand payment of their Principal Amount together with interest accrued thereon (unless the circumstances leading to such declaration have provably been cured before the notice of termination is given to a Paying Agent
(§ 17(1)), if:

(a) die Anleiheschuldnerin oder die Garantin, gleichgültig aus welchen Gründen, entweder (i) Kapital oder Zinsen auf die Schuldverschreibungen nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt, oder (ii) die Erfüllung einer wesentlichen Verpflichtung aus den Schuldverschreibungen, insbesondere gemäß § 2(3), § 13(2) und § 14(1), unterlässt, und diese Unterlassung mehr als 60 Tage andauert, nachdem die Anleiheschuldnerin eine schriftliche Benachrichtigung von einer Zahlstelle (§ 17(1)) erhalten hat;

(a) the Issuer or the Guarantor, for any reason whatsoever, either (i) fails to pay principal or interest under the Bonds within 30 days of the relevant due date or (ii) fails to perform duly any material obligation under these Bonds, in particular pursuant to § 2(2), § 13(2) and § 14(1), and such failure continues for more than 60 days after receipt by the Issuer of a written notice from a Paying Agent (§ 17(1));

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(b) die Anleiheschuldnerin oder die Garantin die Erfüllung einer fälligen Zahlungsverpflichtung aus einer anderen von der Anleiheschuldnerin oder der Garantin begebenen oder garantierten Kapitalmarktverbindlichkeit unterlässt, der Gesamtbetrag der nicht erfüllten Verpflichtungen €50.000.000 oder den Gegenwert in einer anderen Währung übersteigt, oder eine solche Zahlungsverpflichtung der Anleiheschuldnerin oder der Garantin infolge des Vorliegens der Voraussetzungen eines Kündigungsgrundes (wie auch immer definiert) in der Person der Anleiheschuldnerin oder der Garantin vorzeitig fällig gestellt werden kann, oder eine für eine solche Zahlungsverpflichtung bestellte Sicherheit durchgesetzt wird;

(b) the Issuer or the Guarantor fails to fulfill any payment obligation, when due, arising from any other Capital Market Indebtedness issued or guaranteed by the Issuer or the Guarantor and the total amount unpaid exceeds €50,000,000 or the equivalent in another currency, or any such payment obligation of the Issuer or the Guarantor can become due prematurely by reason of the occurrence of an event of default (howsoever defined) on part of the Issuer or the Guarantor, or a security provided for such payment obligation is being enforced;

(c) ein Gericht ein Konkurs- oder sonstiges Insolvenzverfahren gegen die Anleiheschuldnerin oder die Garantin eröffnet, das nicht innerhalb von 60 Tagen nach der Eröffnung aufgehoben oder ausgesetzt wird, oder die Anleiheschuldnerin oder die Garantin ein solches Verfahren einleitet oder ihre Zahlungen allgemein einstellt, oder eine allgemeine Schuldenregelung zugunsten aller ihrer Gläubiger anbietet oder trifft

(c) bankruptcy or insolvency proceedings are commenced by court action against the Issuer or the Guarantor, and are not dismissed or stayed within 60 days after the commencement thereof, or the Issuer or the Guarantor institutes such proceedings or suspends payments generally, or offers or makes a general arrangement for the benefit of all its creditors;

(d) die Anleiheschuldnerin oder die Garantin in Liquidation tritt, es sei denn, eine solche Liquidation steht im Zusammenhang mit einer Verschmelzung oder einer anderen Form des Zusammenschlusses mit einer anderen Gesellschaft und diese Gesellschaft übernimmt alle Verpflichtungen hinsichtlich der Schuldverschreibungen, die sich aus diesen Anleihebedingungen ergeben; oder

(d) the Issuer or the Guarantor enters into liquidation, unless such liquidation is in connection with a merger or any other form of combination with another company and such company assumes all obligations under the Bonds arising from these Terms and Conditions; or

(e) die Garantie nicht vollständig wirksam ist und dieser Zustand 45 Tage fortdauert, nachdem eine Zahlstelle (§ 17(1)) hierüber eine Benachrichtigung von einem Anleihegläubiger erhalten hat.	(e) the Guarantee is not in full force and effect and such fact continues for 45 days after a Paying Agent (§ 17(1)) has received notice thereof from a Bondholder.

(2) Kündigungserklärung. Eine Kündigungserklärung gemäß § 14(1) hat in der Weise zu erfolgen, dass der Anleihegläubiger einer Zahlstelle (§ 17(1)) eine schriftliche Erklärung übergibt oder durch eingeschriebenen Brief übersendet und dabei durch eine Bescheinigung seiner Depotbank nachweist, dass er im Zeitpunkt der Erklärung Anleihegläubiger der betreffenden Schuldverschreibung(en) ist. Vorbehaltlich zwingender gesetzlicher Bestimmungen berechtigt kein Ereignis oder Grund außer den in Absatz (1) beschriebenen einen Anleihegläubiger dazu, seine Schuldverschreibungen vorzeitig fällig zu stellen und Zahlung zu verlangen, es sei denn, diese Anleihebedingungen sehen dies ausdrücklich vor.
(2) Notice. Any notice of termination in accordance with § 14(1) shall be made by means of a written notice to be delivered by hand or registered mail to a Paying Agent (§ 17(1)) together with evidence by means of a certificate of the Bondholder’s depositary bank that such Bondholder at the time of such written notice is a holder of the relevant Bond(s). Subject to the provisions of any applicable mandatory law, no event or circumstance other than an event specified in subsection (1) shall entitle any Bondholder to declare any of its Bonds due and payable prior to its stated maturity, save as expressly provided in these Conditions.

(3) Wirksamkeit. Im Fall des Absatzes (1)(a)(ii) wird eine die Schuldverschreibungen fälligstellende Kündigung erst wirksam, nachdem die Zahlstelle (§ 17(1)) Kündigungserklärungen von Anleihegläubigern erhalten hat, die zusammen Schuldverschreibungen mit einem Nennbetrag von insgesamt mindestens 10% des Nennbetrags der sich zu diesem Zeitpunkt im Umlauf befindenden Schuldverschreibungen (einschließlich solcher Schuldverschreibungen, die gemäß § 18 begeben wurden) halten. Eine solche Kündigungserklärung wird abweichend vom vorangehenden Satz sofort wirksam, wenn zum Zeitpunkt ihres Zugangs einer der Kündigungsgründe gemäß Absatz (1)(a)(i) oder (b) bis (e) vorliegt und fortdauert.
(3) Effectiveness. In the case specified in subsection (1)(a)(ii), any notice declaring Bonds due shall, unless at the time such notice is received any of the events specified in subsection (1)(a)(i) or (b) through (e) entitling Bondholders to declare their Bonds due has occurred and is continuing, become effective only when the Paying Agent (§ 17(1)) has received such notices from Bondholders in an aggregate principal amount of at least one-tenth of the aggregate principal amount of all Bonds then outstanding (including Bonds issued pursuant to § 18).

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§16	§ 16
Ersetzung der Anleiheschuldnerin; Sitzverlegung	Substitution of Issuer; Transfer of Domicile

(1) Ersetzung. Die Anleiheschuldnerin oder die Neue Anleiheschuldnerin (wie unten definiert) ist jederzeit berechtigt, ohne Zustimmung der Anleihegläubiger die Anleiheschuldnerin durch Infineon Technologies AG oder eine andere Gesellschaft, deren stimmberechtigte Anteile oder sonstiges gezeichnetes Kapital direkt oder indirekt zu 75% von der Infineon Technologies AG gehalten werden, als Hauptschuldnerin für alle Verpflichtungen aus und im Zusammenhang mit diesen Schuldverschreibungen (nachstehend die Neue Anleiheschuldnerin) zu ersetzen, so fern:
(1) Substitution. The Issuer or the Substitute Issuer (as defined below) shall without the consent of the Bondholders be entitled at any time to substitute for the Issuer Infineon Technologies AG or any direct or indirect subsidiary which is at least 75% owned by Infineon Technologies AG as principal debtor in respect of all obligations arising from or in connection with the Bonds (the Substitute Issuer), provided that:

(a) die Neue Anleiheschuldnerin rechtswirksam alle Verpflichtungen der Anleiheschuldnerin aus oder im Zusammenhang mit diesen Schuldverschreibungen übernimmt und nach einer solchen Übernahme in der Lage ist, sämtliche sich aus oder im Zusammenhang mit diesen Schuldverschreibungen ergebenden Zahlungsverpflichtungen ohne die Notwendigkeit eines Einbehalts von irgendwelchen Steuern oder Abgaben an der Quelle in Euro zu erfüllen sowie die hierzu erforderlichen Beträge ohne Beschränkungen an die Zahlstelle (§ 17(1)) zu übertragen, und sie insbesondere jede hierfür notwendige Genehmigung einer zuständigen Behörde erhalten hat und die Neue Anleiheschuldnerin Infineon Technologies AG, Am Campeon 1-12, 85579 Neubiberg, Bundesrepublik Deutschland, zum Zustellungsbevollmächtigten für etwaige Rechtsstreitigkeiten oder sonstige Verfahren vor deutschen Gerichten bestellt hat;

(a) the Substitute Issuer, in a manner legally effective, assumes all obligations of the Issuer arising from or in connection with these Bonds and, after such assumption, it is in a position to fulfill all payment obligations arising from or in connection with these Bonds in Euro without the necessity of any taxes or duties being deducted or withheld at source and to transfer all amounts which are required therefor to the Paying Agent (§ 17(1)) without any restrictions, and that in particular all necessary authorizations to this effect by any competent authority have been obtained and the Substitute Issuer has appointed Infineon Technologies AG, Am Campeon 1-12, 85579 Neubiberg, Federal Republic of Germany, as authorized agent for accepting services of process for any legal disputes or other proceedings before German courts;

(b) die Garantin die ordnungsgemäße Erfüllung der so von der Neuen Anleiheschuldnerin zu übernehmenden Verpflichtungen unwiderruflich und unbedingt auf der Grundlage von § 13 zugunsten der Anleihegläubiger garantiert (soweit nicht Infineon Technologies AG die Neue Anleiheschuldnerin ist) und ihre Verpflichtungserklärung bestätigt hat, wobei jeweils vorher mit der Zahlstelle (§ 17(1)) Rücksprache zu halten ist; und

(b) the Guarantor irrevocably and unconditionally guarantees (unless Infineon Technologies AG is the Substitute Issuer), on the basis set forth in § 13 the obligations to be assumed by the Substitute Issuer and confirms its Undertaking, in each case after consultation with the Paying Agent (§ 17(1)); and

(c) die Neue Anleiheschuldnerin sich verpflichtet, jedem Anleihegläubiger alle Steuern, Gebühren oder Abgaben zu erstatten, die ihm im Zusammenhang mit jeder Zahlung auf die Schuldverschreibungen, bei Wandlung oder in sonstiger Weise infolge der Ersetzung durch die Neue Anleiheschuldnerin auferlegt werden.

(c) the Substitute Issuer undertakes to reimburse any Bondholder for such taxes, fees or duties which may be imposed upon him in connection with any payments on the Bonds, upon conversion or otherwise, as a consequence of assumption of the Issuer’s obligations by the Substitute Issuer.

(2) Befreiung von Verpflichtungen. Mit Wirksamwerden der Ersetzung der Anleiheschuldnerin gemäß § 16(1) ist die Anleiheschuldnerin von allen Verpflichtungen aus oder im Zusammenhang mit den Schuldverschreibungen befreit.
(2) Release from Obligations. Upon effective substitution of the Issuer as set forth in § 16(1), the Issuer shall be released from any obligation arising from or in connection with the Bonds.

(3) Bekanntmachung. Jede solche Ersetzung ist gemäß § 18 bekanntzumachen und wird mit der Bekanntmachung wirksam.	(3) Publication. Any such substitution shall be published in accordance with § 18 and shall become effective upon such publication.

(4) Bezugnahmen. Im Falle einer solchen Ersetzung gilt jede Bezugnahme auf die Anleiheschuldnerin in diesen Anleihebedingungen als Bezugnahme auf die Neue Anleiheschuldnerin. Sofern die Neue Anleiheschuldnerin ihren Sitz nicht in den Niederlanden hat, tritt in § 6 neben die Bezugnahme auf die Niederlande eine alternative Bezugnahme auf den Staat, in dem die Neue Anleiheschuldnerin ihren Sitz hat.
(4) References. In the event of such substitution any reference in these Terms and Conditions to the Issuer shall from then on be deemed to refer to the Substitute Issuer. If the Substitute Issuer is not domiciled in The Netherlands, an alternative reference to the country of domicile of the Substitute Issuer shall be made in § 6 in addition to the reference to The Netherlands.

(5) Sitzverlegung. Eine Sitzverlegung der Anleiheschuldnerin in ein anderes Land, Territorium oder Hoheitsgebiet ist nur zulässig, wenn die in § 16(1), (3) und (6) genannten Voraussetzungen entsprechend erfüllt sind.
(5) Transfer of Domicile. A transfer of domicile of the Issuer to another country, territory or jurisdiction shall only be permissible if § 16(1), (3) and (6) are complied with mutatis mutandis.

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§17	§ 17
Zahlstelle; Umtauschstelle	Paying Agent; Conversion Agent

(1) Bestellung. Die Anleiheschuldnerin hat Citibank, N.A. London Branch zur Zahlstelle (in dieser Funktion die Zahlstelle), zur Berechnungsstelle (in dieser Funktion die Berechnungsstelle) und zur Umtauschstelle (in dieser Funktion die Umtauschstelle) bestellt. Die Zahlstelle und die Umtauschstelle sind von den Beschränkungen des § 181 BGB befreit. Adressänderungen werden gemäß § 18 bekanntgemacht.
(1) Appointment. The Issuer has appointed Citibank, N.A. London Branch to act as paying agent (in such capacity, the Paying Agent), to act as calculation agent (in such capacity, the Calculation Agent) and to act as conversion agent (in such capacity, the Conversion Agent). The Paying Agent and the Conversion Agent are exempt from the restrictions laid down in § 181 of the German Civil Code. Changes of address shall be published in accordance with § 18.

(2) Ersetzung. Die Anleiheschuldnerin und die Garantin können jederzeit durch Bekanntmachung gemäß § 18 mit einer Frist von mindestens 30 Tagen eine andere Bank, die ihre Hauptniederlassung oder eine Zweigniederlassung in London oder Frankfurt am Main unterhält, zur Zahlstelle und/oder Umtauschstelle bestellen. Die Zahlstellen und die Umtauschstellen können jederzeit von ihrem jeweiligen Amt zurücktreten. Der Rücktritt wird jedoch nur wirksam mit der Bestellung einer anderen Bank, die ihre Hauptniederlassung oder eine Zweigniederlassung in London oder Frankfurt am Main unterhält, zur neuen Zahlstelle bzw. Umtauschstelle durch die Anleiheschuldnerin durch Bekanntmachung dieser Bestellung gemäß § 18 mit einer Frist von mindestens 30 Tagen.
(2) Substitution of Agent. The Issuer and the Guarantor may at any time, by giving not less than 30 days’ notice by publication in accordance with § 18, appoint another bank maintaining its head office or a branch in London or Frankfurt am Main, as Paying Agent and/or Conversion Agent. The Paying Agent and/or the Conversion Agent may at any time resign from their respective offices. However, such resignation shall become effective only upon the appointment by the Issuer of a bank maintaining its head office or a branch in London or Frankfurt am Main, as the case may be, as the new Paying Agent and/or Conversion Agent and the giving of not less than 30 days’ notice of any such appointment by publication in accordance with § 18.

(3) Erfüllungsgehilfen. Die Zahlstellen und die Umtauschstellen handeln mit Ausnahme der in § 7(2) geregelten Durchführung der Wandlung der Schuldverschreibungen in ihrer jeweiligen Eigenschaft ausschließlich als Erfüllungsgehilfen der Anleiheschuldnerin bzw. der Garantin und stehen in dieser Eigenschaft nicht in einem Auftrags- oder Treuhandverhältnis zu den Anleihegläubigern.
(3) Agents of the Issuer. The Paying Agent and the Conversion Agent (except as provided for in § 7(2) with respect to the conversion of the Bonds) are acting exclusively as agents of the Issuer and the Guarantor and in such capacities do not have any relationship of agency or trust with the Bondholders.

§18	§ 18
Bekanntmachungen	Notices

(1) Die Anleiheschuldnerin wird alle die Schuldverschreibungen betreffenden Mitteilungen auf der Homepage der Garantin (www.infineon.de) sowie eines oder mehrere elektronische Kommunikationssysteme bekanntmachen. Die Bekanntmachungen werden voraussichtlich jeweils auf Bloomberg und/oder Reuters erscheinen. Jede derartige Mitteilung gilt im Zeitpunkt der so erfolgten Veröffentlichung bzw. mit der Absendung seitens der Anleiheschuldnerin bzw. der Garantin als wirksam erfolgt.
(1) The Issuer shall publish all notices concerning the Bonds on the Guarantor’s homepage (www.infineon.com) and by way of one or more electronic communication systems. It is expected that such notices will be communicated through the electronic communication systems of Bloomberg and/or Reuters. Any such notice will be deemed to have been given when so published or dispatched by the Issuer or the Guarantor, as the case may be.

(2) Sofern die Schuldverschreibungen an einer Wertpapierbörse notiert sind und die Regularien dieser Börse dies verlangen, werden alle die Schuldverschreibungen betreffenden Mitteilungen im Einklang mit den Regularien der Börse, an der die Schuldverschreibungen notiert sind,
(2) If the Bonds are listed on any stock exchange and the rules of that stock exchange so require, all notices concerning the Bonds shall be made in accordance with the rules of the stock exchange on which the Bonds are listed.

(3) Die Gesellschaft wird zusätzlich alle die Schuldverschreibungen betreffenden Mitteilungen an das Clearing System zur Weiterleitung an die Inhaber übermitteln.	(3) In addition the Issuer shall deliver all notices concerning the Bonds to the Clearing System for communication by the Clearing System to the Bondholders.

(4) Eine Mitteilung gemäß § 18(1) bis (3) gilt mit dem Tag als wirksam erfolgt, an dem die Mitteilung zuerst wirksam wird oder als wirksam geworden gilt.	(4) A notice effected pursuant to § 18(1) to (3) above shall be deemed to be effected on the day on which the first such communication is, or is deemed to be, effective.

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§ 19	§ 19
Begebung weiterer Schuldverschreibungen	Issue of Additional Bonds

Die Anleiheschuldnerin behält sich vor, von Zeit zu Zeit ohne Zustimmung der Anleihegläubiger weitere Schuldverschreibungen mit gleicher Ausstattung (außer dem Ausgabetag, dem Tag des Verzinsungsbeginns und/oder dem Ausgabepreis) in der Weise zu begeben, dass sie mit diesen Schuldverschreibungen zusammengefasst werden, eine einheitliche Anleihe mit ihnen bilden und ihren Gesamtnennbetrag erhöhen. Der Begriff Schuldverschreibungen umfasst im Falle einer solchen Erhöhung auch solche zusätzlich begebenen Schuldverschreibungen.
The Issuer reserves the right from time to time without the consent of the Bondholders to issue additional Bonds with identical terms (save for the issue date, interest commencement date and/or issue price), so that the same shall be consolidated, form a single issue with and increase the aggregate principal amount of these Bonds. The term Bonds shall, in the event of such increase, also comprise such additionally issued Bonds.

§ 20	§ 20
Verjährung	Prescription

(1) Kapital. Die in § 801(1) Satz 1 BGB bestimmte Vorlegungsfrist für die Schuldverschreibungen in Bezug auf Kapital beträgt zehn Jahre.	(1) Principal. The term for presentation of the Bonds with respect to principal as laid down in § 801(1) sentence 1 of the German Civil Code shall be ten years.

(2) Zinsen. Die Vorlegungsfrist für die Schuldverschreibungen in Bezug auf Zinsen beträgt fünf Jahre und beginnt mit dem Datum, an dem die jeweilige Zinszahlung erstmals fällig und zahlbar wird.	(2) Interest. The term for presentation of the Bonds with respect to interest shall be five years after the date on which payment thereof first becomes due and payable.

§ 21	§ 21
Verschiedenes	Miscellaneous

(1) Anwendbares Recht. Form und Inhalt der Schuldverschreibungen sowie sämtliche sich aus diesen Anleihebedingungen ergebenden Rechte und Pflichten der Anleihegläubiger und der Anleiheschuldnerin bestimmen sich in jeder Hinsicht nach deutschem Recht.
(1) Governing Law. The Bonds, with regard to both form and content, as well as all rights and obligations arising from these Terms and Conditions for the Bondholders and the Issuer shall in all respects be governed by German law.

(2) Erfüllungsort. Erfüllungsort ist München, Bundesrepublik Deutschland.	(2) Place of Performance. Place of performance shall be Munich, Federal Republic of Germany.

(3) Gerichtsstand. Ausschließlicher Gerichtsstand für alle Rechtsstreitigkeiten aus den in diesen Anleihebedingungen geregelten Angelegenheiten ist, soweit gesetzlich zulässig, München, Bundesrepublik Deutschland.
(3) Place of Jurisdiction. To the extent legally permissible, exclusive place of jurisdiction for all proceedings arising from matters provided for in these Terms and Conditions shall be Munich, Federal Republic of Germany.

(4) Verzicht auf Einwendungen. Die Anleiheschuldnerin verzichtet unwiderruflich auf jede ihr gegenwärtig oder später zustehende Einwendung dagegen, dass die zuständigen Gerichte in München (Amtsgericht oder Landgericht) als zuständige Gerichte zur Entscheidung jeglicher Rechtsstreitigkeiten und zur Erledigung sämtlicher Streitfälle bestimmt werden und erklärt sich damit einverstanden, nicht zu behaupten, dass eines dieser Gerichte ein nicht geeigneter oder angemessener Gerichtsstand wäre (forum non conveniens).
(4) Waiver of Objections. The Issuer irrevocably waives any objection which it may now or hereafter have to the competent courts of Munich (Amtsgericht or Landgericht) being nominated as the forum to hear and determine any proceedings and to settle any disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

(5) Zustellungsbevollmächtigte. Für etwaige Rechtsstreitigkeiten oder sonstige Verfahren vor deutschen Gerichten bestellt die Anleiheschuldnerin, Infineon Technologies AG, Am Campeon 1-12, 85579 Neubiberg, Bundesrepublik Deutschland, zum Zustellungsbevollmächtigten.
(5) Agent for Service of Process. For any legal disputes or other proceedings before German courts, the Issuer appoints Infineon Technologies AG, Am Campeon 1-12, 85579 Neubiberg, Federal Republic of Germany, as authorized agent for accepting services of process.

(6) Geltendmachung von Ansprüchen. Jeder Anleihegläubiger kann in Rechtsstreitigkeiten gegen die Anleiheschuldnerin oder Infineon Technologies AG oder Rechtsstreitigkeiten, an denen der Anleihegläubiger und die Anleiheschuldnerin und/oder Infineon Technologies AG beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen geltend machen unter Vorlage der folgenden Dokumente: (a) einer
(6) Enforcement. Any Bondholder may in any proceedings against the Issuer or Infineon Technologies AG or to which the Bondholder and the Issuer and/or Infineon Technologies AG are parties protect and enforce in its own name its rights arising under its Bonds by submitting the following documents: (a) a certificate issued by its Depositary Bank (i) stating the full name and address of the Bondholder, (ii) specifying an

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Bescheinigung seiner Depotbank, die (i) den vollen Namen und die volle Anschrift des Anleihegläubigers bezeichnet, (ii) den Gesamtnennbetrag der Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei dieser Depotbank bestehenden Depot dieses Anleihegläubigers gutgeschrieben sind, und (iii) bestätigt, dass die Depotbank dem Clearing System und der Zahlstelle eine schriftliche Mitteilung zugeleitet hat, die die Angaben gemäß (i) und (ii) enthält und Bestätigungsvermerke des Clearing Systems sowie des jeweiligen Clearing System-Kontoinhabers trägt, sowie (b) einer von einem Vertretungsberechtigten des Clearing Systems oder der Zahlstelle beglaubigten Ablichtung der Globalurkunde. Im Sinne der vorstehenden Bestimmungen ist Depotbank ein Bank- oder sonstiges Finanzinstitut (einschließlich Clearstream Banking AG) von allgemein anerkanntem Ansehen, das zum Betreiben des Wertpapier-Depotgeschäfts berechtigt ist und bei dem der Anleihegläubiger Schuldverschreibungen im Depot verwahren lässt.
aggregate principal amount of Bonds credited on the date of such certificate to such Bondholder’s securities account maintained with such Depositary Bank and (iii) confirming that the Depositary Bank has given a written notice to the Clearing System as well as to the Paying Agent containing the information pursuant to (i) and (ii) and bearing acknowledgements of the Clearing System and the relevant Clearing System accountholder as well as (b) a copy of the Global Bond certified by a duly authorized officer of the Clearing System or the Paying Agent as being a true copy. For the purposes of the foregoing, Depositary Bank means any bank or other financial institution of recognized standing authorized to engage in securities business with which the Bondholder maintains a securities deposit account in respect of any Bonds, and includes Clearstream Banking AG.

§ 22	§ 22
Sprache	Language

Diese Anleihebedingungen sind in deutscher Sprache abgefasst und mit einer Übersetzung in die englische Sprache versehen. Der deutsche Wortlaut ist allein rechtsverbindlich. Die englische Übersetzung dient nur der Information.
These Terms and Conditions are written in the German language and provided with an English language translation. The German version shall be the only legally binding version. The English translation is for convenience only.

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